PROSPECTUS SUPPLEMENT
(To Prospectus dated July 28, 2003)

                          Structured Products Corp., the Depositor
                     3,600,000 6.000% Corporate-Backed Trust Securities
                               (CorTS®) Class A Certificates
                       (principal amount $25 per Class A Certificate)
                                         issued by
                   CorTS® Trust II For Goldman Sachs Capital I, the Trust
                                   _____________________

      The Trust will issue  Class A  Certificates,  which will  represent  interests  in the
Trust and will be paid  only from the  assets of the  Trust.  The  assets of the Trust  will consist of (i)  $90,000,000  6.345%  Capital  Securities  due  February  15,  2034 issued by
Goldman  Sachs  Capital I and all future  payments of interest and (ii) a single  payment of principal  due on the  Underlying  Capital  Securities,  as  described  in  this  Prospectus
Supplement.  The sole assets of Goldman Sachs  Capital I are the 6.345% Junior  Subordinated
Debentures due February 15, 2034 issued by The Goldman Sachs Group, Inc.

      The Class A Certificates  will evidence the right to receive (i)  semiannual  interest payments on the principal  amount of your Class A Certificates at an interest rate of 6.000%
per  annum  (provided  that a  deferral  of  interest  payments  on the  Underlying  Capital
Securities  has not occurred) and (ii) your pro rata share of a single  payment of principal of $90,000,000 (or $25 per Class A Certificate)  due on February 15, 2034 or on such earlier date as described in this  Prospectus  Supplement.  The Class A Certificates  will represent interests  in the Trust only and will not  represent  an interest in or  obligations  of any other party. No governmental  agency or instrumentality  has insured or guaranteed the Class
A  Certificates  or the  Underlying  Capital  Securities.  The Trust will also issue Class B
Certificates  and Call  Warrants,  neither of which are being  offered  hereby.  The Class B
Certificates  will  evidence  the  right to  receive  semiannual  interest  payments  on the notional  amount  of the Class B  Certificates  (which  as of the date of  issuance  will be
$90,000,000)  at an interest rate of 0.345% per annum,  and the Call Warrants will represent the right to  purchase  the  Underlying  Capital  Securities  under  certain  circumstances.
Scheduled  interest  distributions  on the Class A  Certificates  will rank on a parity with distributions  on the  Class B  Certificates.  Class B  Certificates  will have a claim on a portion of the proceeds of liquidation or distribution of the Underlying  Capital Securities in certain circumstances.

      You should fully consider the risk factors on page S-9 in this  Prospectus  Supplement prior to investing in the Class A Certificates.

      The Class A Certificates are expected to be approved for listing,  subject to official notice of issuance,  on the New York Stock Exchange.  Trading of the Class A Certificates on
the New York Stock  Exchange  is  expected  to  commence  within a 30-day  period  after the initial delivery thereof.  See "Underwriting" herein.
                                   _____________________
      Neither the Securities and Exchange  Commission  nor any state  securities  commission has  approved  these  securities  or  determined  that  this  Prospectus  Supplement  or the accompanying  Prospectus is accurate or complete.  Any  representation  to the contrary is a criminal offense.

                                                Per Class A
                                                Certificate         Total
Public offering price.......................        $25          $90,000,000
Underwriting discount.......................      $0.7875         $2,835,000
Proceeds to Trust (before expenses).........     $24.2125        $87,165,000

--------------------------------------------------------------------------------------------
      The  Underwriter  expects to deliver your Class A Certificates in book-entry form only through The Depository Trust Company on or about April 15, 2004.

"CorTS®" is a registered service mark of Citigroup Global Markets Inc.

                                   _____________________

                                         Citigroup
                                   _____________________
April 1, 2004

No dealer,  salesman or any other person has been  authorized to give any information or to make  any  representations  other  than  those  contained  in  this  Prospectus
Supplement or the  accompanying  Prospectus in connection with the offer made by this
Prospectus  Supplement and the accompanying  Prospectus,  and, if given or made, such information or  representations  must not be relied upon as having been authorized by the Underwriter.  This Prospectus  Supplement and the accompanying  Prospectus do not constitute  an offer or  solicitation  by anyone in any  jurisdiction  in which  such offer or  solicitation  is not authorized or in which the person making such offer or solicitation  is not  qualified  to do so or to anyone to whom it is unlawful to make such offer or  solicitation.  Neither the delivery of this  Prospectus  Supplement or the accompanying  Prospectus nor any sale made hereunder and thereunder shall,  under any circumstances,  create any implication that the information  contained herein and in the  accompanying  Prospectus  is  correct as of any time  subsequent  to the date hereof;  however,  if any material change occurs while this Prospectus  Supplement or the  accompanying  Prospectus  is required by law to be  delivered,  this  Prospectus
Supplement  or  the   accompanying   Prospectus   will  be  amended  or  supplemented
accordingly.

                                     TABLE OF CONTENTS

                                   Prospectus Supplement

                                         Prospectus

DOCSNY1:879876.2
1455-50 S42                           S-4
DOCSNY1:883457.2
1455-50 S42

                                      S-2
                           INFORMATION ABOUT CLASS A CERTIFICATES

      We  provide  information  to you  about  the  Class  A  Certificates  in two  separate documents that  progressively  provide more detail: (a) the accompanying  Prospectus,  which provides general information,  some of which may not apply to the Class A Certificates;  and
(b)  this  Prospectus  Supplement,  which  describes  the  specific  terms  of your  Class A
Certificates.

      You are urged to read both the accompanying  Prospectus and this Prospectus Supplement in  full to  obtain  material  information  concerning  the  Class  A  Certificates.  If the descriptions  of the Class A Certificates  vary between this  Prospectus  Supplement and the accompanying  Prospectus,  you should rely on the  information  contained in this Prospectus
Supplement.

      We  include  cross-references  in this  Prospectus  Supplement  and  the  accompanying
Prospectus to captions in these materials  where you can find further  related  discussions.
The  Table of  Contents  for this  Prospectus  Supplement  and the  accompanying  Prospectus identify the pages where these sections are located.

      You can find a listing of the pages where  capitalized  terms used in this  Prospectus
Supplement  and the  accompanying  Prospectus are defined under the caption "Index of Terms"
beginning  on page  S-31 in  this  document  and  beginning  on page 43 in the  accompanying
Prospectus.

      The Depositor has filed with the  Securities  and Exchange  Commission a  registration statement (of which this Prospectus Supplement and the accompanying  Prospectus form a part)
under the  Securities  Act of 1933,  as amended,  with respect to the Class A  Certificates.
This  Prospectus  Supplement  and the  accompanying  Prospectus  do not  contain  all of the information contained in the registration  statement.  For further information regarding the documents  referred to in this Prospectus  Supplement and the accompanying  Prospectus,  you should refer to the  registration  statement  and the  exhibits  thereto.  The  registration statement and such  exhibits can be inspected  and copied at prescribed  rates at the public reference  facilities  maintained by the  Securities  and Exchange  Commission at Room 1024,
Judiciary Plaza, 450 Fifth Street,  N.W.,  Washington,  D.C. 20549. Copies of such materials can also be  obtained  electronically  through  the  Securities  and  Exchange  Commission's internet web site (http://www.sec.gov).

      You should rely only on the  information  contained in this  Prospectus  Supplement or the  accompanying  Prospectus.  Neither the Depositor nor the Underwriter has authorized any other  person  to  provide  you with  different  information.  If anyone  provides  you with different or  inconsistent  information,  you should not rely on it.  Neither the  Depositor nor the Underwriter is making an offer to sell these  securities in any  jurisdiction  where the offer or sale is not  permitted.  You should  assume that the  information  appearing in this  Prospectus  Supplement  or the  accompanying  Prospectus is accurate as of the date on their respective front covers only.

--------------------------------------------------------------------------------------------
                                     S-31

                                      S-3
                                          SUMMARY

      This summary  highlights  selected  information  from this Prospectus  Supplement.  It does not contain  all of the  information  you need to  consider  in making your  investment decision.  To understand all of the terms of the offering of the Class A  Certificates,  you should read carefully this Prospectus Supplement and the accompanying Prospectus in full.

Establishment of the Trust.........   Structured   Products   Corp.,   the   Depositor,   is
                                      establishing  a Trust to be designated as CorTS® Trust
                                      II For  Goldman  Sachs  Capital  I. The  assets of the
                                      Trust  will  consist  of  $90,000,000  6.345%  Capital
                                      Securities  due  February  15,  2034 (the  "Underlying
                                      Capital  Securities")  issued by Goldman Sachs Capital
                                      I  (the   "Underlying   Issuer"),   and   payments  of
                                      principal and interest made on the Underlying  Capital
                                      Securities   as   discussed   in  more  detail   under
                                      "Description  of the  Class  A  Certificates"  herein.
                                      The Underlying  Issuer is a Delaware  statutory  trust
                                      formed  for the  exclusive  purposes  of  issuing  the
                                      Underlying   Capital   Securities  and  investing  the
                                      proceeds  thereof  in the 6.345%  Junior  Subordinated
                                      Debentures   due   February   15,  2034  (the  "Junior
                                      Debentures")  issued by The Goldman Sachs Group,  Inc.
                                      ("Goldman").  Goldman  has  guaranteed  the payment of
                                      distributions  on the  Underlying  Capital  Securities
                                      but only to the extent that the Underlying  Issuer has
                                      funds legally and immediately  available  therefor and
                                      has failed to make such payments.

Offered Securities.................   Except  as  described  below,  as  holder  of  Class A
                                      Certificates,  you will have the right to receive from
                                      the Trust:

                                      o   periodic  payments of  interest  on the  principal
                                          amount of your Class A Certificates  accruing from
                                          the  Closing  Date at a rate of 6.000%  per annum,
                                          on each  February 15 and August 15,  commencing on
                                          August  15,  2004,  or if  any  such  day is not a
                                          Business  Day,  the next  succeeding  Business Day
                                          (provided that a deferral of interest  payments on
                                          the   Underlying   Capital   Securities   has  not
                                          occurred),  until  the  principal  amount  of your
                                          Class A Certificates  is paid in full as described
                                          below; and

                                      o   the pro rata share for your  Class A  Certificates
                                          of a single  payment of principal  of  $90,000,000
                                          (or $25 per Class A  Certificate).  It is expected
                                          that you will  receive  your pro rata share of the
                                          principal   payment  on  February  15,  2034,  the
                                          maturity   date   of   the   Underlying    Capital
                                          Securities,  or if any such day is not a  Business
                                          Day, the next succeeding  Business Day, or on such
                                          earlier  date on  which  the  Trust  redeems  your
                                          Class   A   Certificates    as   described   under
                                          "Description       of      the       Class       A
                                          Certificates-Redemption    of    the    Class    A
                                          Certificates  Upon Exercise of a Call Warrant" and
                                          "-Redemption  of the  Class  A  Certificates  Upon
                                          Redemption of the Underlying  Capital  Securities"
                                          herein.

                                      Notwithstanding    the   foregoing,    under   certain
                                      circumstances,  funds  or  property  received  by  the
                                      Trust will be  allocated to the holders of the Class A
                                      Certificates    and   Class   B   Certificates.    See
                                      "Description of the Class A  Certificates-Action  Upon
                                      Goldman  Failing to Report Under the Exchange Act" and
                                      "-Recovery on Underlying Capital Securities  Following
                                      Payment Default or Acceleration" herein.

                                      The Class A  Certificates  are expected to trade flat.
                                      This means that any  accrued  and unpaid  interest  on
                                      the  Class A  Certificates  will be  reflected  in the
                                      trading  price,   and  purchasers  will  not  pay  and
                                      sellers  will  not  receive  any  accrued  and  unpaid
                                      interest on the Class A  Certificates  not included in
                                      the trading price.

                                      On the  Closing  Date,  the Trust  also will issue the
                                      Class B  Certificates,  which will  evidence the right
                                      to  receive   semiannual   interest  payments  on  the
                                      notional amount of the Class B Certificates  (which as
                                      of the date of  issuance  will be  $90,000,000)  at an
                                      interest  rate of 0.345%  per  annum,  and will  issue
                                      Call Warrants,  which  represent the right of a holder
                                      of  the  Call  Warrants  to  purchase  the  Underlying
                                      Capital  Securities from the Trust on certain dates as
                                      described in this Prospectus  Supplement.  The Class B
                                      Certificates  and the  Call  Warrants  are  not  being
                                      offered hereby.  Scheduled  interest  distributions on
                                      the Class A  Certificates  will rank on a parity  with
                                      distributions  on the  Class B  Certificates.  Class B
                                      Certificates  will  have a claim on a  portion  of the
                                      proceeds of the  liquidation  or  distribution  of the
                                      Underlying     Capital     Securities    in    certain
                                      circumstances.

Call Warrants; Exercise of Call
      Warrants; Redemption
      of Class A Certificates......   On any Business Day on or after April 15, 2009,  or on
                                      any   Business   Day  after   Goldman   gives   notice
                                      indicating   its   intention   to  redeem  the  Junior
                                      Debentures,  the holders of the Call Warrants have the
                                      right  to   purchase,   in  whole  or  in  part,   the
                                      Underlying  Capital  Securities  from  the  Trust at a
                                      price equal to the sum of (i) the principal  amount of
                                      the  Underlying  Capital  Securities  being  purchased
                                      plus accrued and unpaid  interest  thereon to the date
                                      of  redemption  and (ii) the Warrant  Class B Purchase
                                      Price  (as  defined  herein).  If a  Call  Warrant  is
                                      exercised,  Class  A  Certificates  with  a  principal
                                      amount  equal to the  principal  amount of  Underlying
                                      Capital  Securities being purchased upon such exercise
                                      will be redeemed  for an amount equal to $25 per Class
                                      A  Certificate   plus  accrued  and  unpaid   interest
                                      thereon to the date of redemption.

                                      In addition,  in the event of an SEC Reporting Failure
                                      (as  defined  herein),  prior  to the  liquidation  or
                                      distribution of the Underlying  Capital  Securities in
                                      the manner  described  herein,  the Call Warrants will
                                      become  immediately  exercisable and, if in the money,
                                      will  be  deemed  to be  exercised  and  will  be cash
                                      settled.    See    "Description   of   the   Class   A
                                      Certificates-Action  Upon  Goldman  Failing  to Report
                                      Under the Exchange Act."

                                      Goldman has the right to redeem the Junior  Debentures
                                      in  whole  at any  time or in part  from  time to time
                                      (provided that no partial  redemption may occur during
                                      an   Extension   Period  (as  defined   herein))   (an
                                      "Optional  Redemption"),  or  in  whole  at  any  time
                                      within 90 days after the  occurrence of a Tax Event or
                                      Investment  Company  Event  (each such term as defined
                                      herein) (a "Special Event Redemption"),  in each case,
                                      at a price  equal  to the  greater  of (i) 100% of the
                                      principal  amount  of  the  Junior  Debentures  to  be
                                      redeemed or (ii) the sum of the present  values of the
                                      remaining   scheduled   payments  of   principal   and
                                      interest   thereon   that   would   be  due  from  the
                                      redemption  date to the maturity  date,  discounted to
                                      the  redemption  date  on  a  semiannual  basis  at  a
                                      certain  treasury  rate plus (a) 20 basis  points,  in
                                      the  case of an  Optional  Redemption  or (b) 50 basis
                                      points,  in the case of a  Special  Event  Redemption,
                                      plus in each case,  accrued and unpaid interest on the
                                      principal  amount  of  the  Junior   Debentures  being
                                      redeemed to the date of redemption.

                                      Upon any redemption of the Junior Debentures  (whether
                                      as a result  of an  Optional  Redemption  or a Special
                                      Event  Redemption),  a like  amount of the  Underlying
                                      Capital Securities will be mandatorily redeemed.

                                      Upon the  occurrence  of an Optional  Redemption  or a
                                      Special Event Redemption,  redemption proceeds (to the
                                      extent of funds  available)  will be  allocated in the
                                      following    order   of   priority:    (i)   Class   A
                                      Certificates selected for redemption,  in an aggregate
                                      principal  amount equal to the principal amount of the
                                      Underlying Capital Securities to be redeemed,  will be
                                      redeemed   at  a  price  equal  to  $25  per  Class  A
                                      Certificate plus accrued and unpaid interest  thereon;
                                      (ii) Class B  Certificateholders  will receive accrued
                                      and unpaid  interest  on the Class B  Certificates  on
                                      the notional  amount of the Class B Certificates to be
                                      reduced;  (iii) (to the extent of funds available) the
                                      Class B  Certificateholders  will  receive  an  amount
                                      equal to the present value of any  scheduled  interest
                                      distributions   due  from   the  date  of   redemption
                                      (assuming  the Class B  Certificates  would  have been
                                      paid when due and would not have been  redeemed  prior
                                      to the Class B Maturity  Date,  and excluding  accrued
                                      and   unpaid   interest   thereon   to  the   date  of
                                      redemption)  on  the  Class  B  Certificates   with  a
                                      notional  amount equal to the principal  amount of the
                                      Underlying   Capital   Securities   to  be   redeemed,
                                      discounted  to the date of  redemption on a semiannual
                                      basis at a rate of 6.000% per annum,  and the notional
                                      amount of such  Class B  Certificates  will be reduced
                                      by an  amount  equal to the  principal  amount  of the
                                      Underlying  Capital  Securities  to be  redeemed;  and
                                      (iv)  Call  Warrants  proportionate  to the  amount of
                                      Underlying  Capital  Securities  to be  redeemed  will
                                      become  immediately  exercisable  on a pro rata  basis
                                      for  each  holder  of  Call  Warrants  and,  if in the
                                      money,  will be  deemed  to be  exercised  and will be
                                      cash  settled  for an  amount  equal to any  remaining
                                      redemption  proceeds  after the payments made pursuant
                                      to clauses (i) through (iii) above.

                                      Goldman   is  not   required   to  redeem  the  Junior
                                      Debentures,  nor  is a  holder  of the  Call  Warrants
                                      required to exercise a Call  Warrant  with  respect to
                                      the  Underlying  Capital  Securities,  prior  to their
                                      stated   maturity.   Therefore,   there   can   be  no
                                      assurance that the Trust will  repurchase your Class A
                                      Certificates  prior to February 15,  2034.  Should the
                                      Trust  redeem  your  Class  A  Certificates  prior  to
                                      February  15,  2034,  the  Trustee  will notify you by
                                      mail at least  fifteen  (15) days  before such date of
                                      redemption.

Deferral of Interest................. Interest   payments  on  the   Certificates   will  be
                                      deferred  if,  and during  the  period  that,  Goldman
                                      elects  to  defer  interest  payments  on  the  Junior
                                      Debentures.   See   "Description   of  the   Class   A
                                      Certificates-Deferral of Interest."

Trustee and Trust Agreement........   U.S.  Bank  Trust  National  Association  will  act as
                                      Trustee  pursuant  to a trust  agreement  dated  as of
                                      December 15,  2000,  as  supplemented  by a supplement
                                      dated as of the  Closing  Date.  You may  inspect  the
                                      trust  agreement  and the  supplement at the office of
                                      the Trustee at 100 Wall Street,  Suite 1600, New York,
                                      New York 10005.

Denominations......................   Each Class A Certificate  will have a principal amount
                                      of $25.

Registration, Clearance and
      Settlement...................   Your Class A  Certificates  will be  registered in the
                                      name of Cede & Co., as the  nominee of The  Depository
                                      Trust Company.

Tax Considerations                    For information reporting purposes, absent the occurrence
                                      of a deferral of interest payments
                                      by Goldman, interest payments will be reported to you
                                      (and to the Internal Revenue Service) in the same
                                      manner as reported to holders of the Underlying
                                      Capital Securities, which currently is on Form 1099,
                                      as interest and not original issue discount and will
                                      be included in your income as it is paid (or, if you
                                      are an accrual method taxpayer, as it is accrued) as
                                      interest (and not as original issue discount).  Your
                                      position in the Underlying Capital Securities (which
                                      does not include the interest represented by the
                                      Class B Certificates) and the Call Warrants will
                                      likely constitute a straddle for federal income tax
                                      purposes.  Thus, any gain or loss realized upon sale,
                                      redemption, or other disposition of the Class A
                                      Certificates will be short term capital gain or loss,
                                      even if you have held the Class A Certificate for
                                      more than one year.  See "Certain Federal Income Tax
                                      Considerations" in this Prospectus Supplement and in
                                      the accompanying Prospectus.

ERISA Considerations...............   An  "employee  benefit  plan"  subject to the Employee
                                      Retirement  Income  Security Act of 1974,  as amended,
                                      or a "plan"  subject to Section  4975 of the  Internal
                                      Revenue Code of 1986,  as amended,  contemplating  the
                                      purchase of Class A  Certificates  should consult with
                                      its  counsel  before  making  such  a  purchase.   The
                                      fiduciary  of such an  employee  benefit  plan or plan
                                      and such legal advisors  should  consider  whether the
                                      Class  A   Certificates   will   satisfy  all  of  the
                                      requirements  of  the  "publicly-offered   securities"
                                      exception    described    herein   or   the   possible
                                      application   of   other    "prohibited    transaction
                                      exemptions"   described  herein.  See  "Certain  ERISA
                                      Considerations" herein.

Listing............................   The Class A  Certificates  are expected to be approved
                                      for listing,  subject to official  notice of issuance,
                                      on the New York Stock  Exchange.  Trading of the Class
                                      A  Certificates  on the New  York  Stock  Exchange  is
                                      expected to commence  within a 30-day period after the
                                      initial delivery thereof.  See "Underwriting" herein.

Ratings............................   It  is  a  condition   to  issuance  of  the  Class  A
                                      Certificates  that  they be rated  identically  to the
                                      Underlying  Capital  Securities  by  each  of  Moody's
                                      Investors  Service,  Inc.  ("Moody's")  and Standard &
                                      Poor's   Ratings   Services,   a   division   of   the
                                      McGraw-Hill  Companies,  Inc. ("S&P").  As of the date
                                      of this Prospectus Supplement,  the Underlying Capital
                                      Securities  are rated "A1  (outlook  stable)" and "A-"
                                      by Moody's and S&P, respectively.

S-9

                                        RISK FACTORS

You should  consider  the  following  factors in deciding  whether to  purchase  the Class A
Certificates:

1.    No  Investigation  of the Underlying  Capital  Securities,  the  Underlying  Issuer or
      Goldman  Has  Been  Made  by  the  Depositor,  Underwriter  or  Trustee.  None  of the
      Depositor,  the  Underwriter or the Trustee has made, or will make, any  investigation of the  business  condition,  financial  or  otherwise,  of the  Underlying  Issuer or
      Goldman,  or has  verified  or will  verify any  reports or  information  filed by the
      Underlying Issuer or Goldman with the Securities and Exchange  Commission or otherwise made available to the public.  It is strongly  recommended that prospective  investors
      in  the  Class  A  Certificates   consider  publicly  available  financial  and  other
      information   regarding  the  Underlying  Issuer  and  Goldman.  See  "The  Underlying
      Issuer,"   "Description  of  the  Underlying   Capital   Securities,"   and  "Appendix
      A-Description of the Underlying Capital Securities" herein.

2.    Underlying  Issuer and Goldman Are the Only Payment Sources.  The payments made by the
      Underlying  Issuer on the Underlying  Capital  Securities and by Goldman to the extent of its guarantee are the only source of payment for your Class A Certificates  and the payments  made by Goldman on the Junior  Debentures  are the only source of payment on the  Underlying  Capital  Securities,  except  in the case  where a holder of the Call
      Warrants exercises a Call Warrant with respect to the Underlying  Capital  Securities.
      The  Underlying  Issuer  and  Goldman  are  subject  to  laws  permitting  bankruptcy, liquidation,  moratorium,  reorganization  or other  actions;  should  the  Underlying
      Issuer or Goldman experience  financial  difficulties,  this could result in delays in payment,  partial  payment or non-payment of your Class A  Certificates.  In the event of nonpayment on the Underlying  Capital  Securities by the  Underlying  Issuer or the
      nonpayment  on the  Junior  Debentures  by  Goldman,  you  will  bear the risk of such nonpayment.  See  "Description  of the  Class A  Certificates-Recovery  on  Underlying
      Capital Securities Following Payment Default or Acceleration" herein.

3.    Certain  Payments to the  Depositor.  On August 15, 2004, as payment of the balance of the purchase price for the Underlying Capital Securities,  the Trustee will pay to the
      Depositor  the amount of the interest  accrued on the  Underlying  Capital  Securities from  February  15,  2004 to but not  including  the  Closing  Date.  In the event the
      Depositor is not paid such accrued  interest on such date,  the Depositor  will have a claim  for such  accrued  interest,  and  will  share  on a  parity  with the  Class A
      Certificateholders  and the Class B Certificateholders  to the extent of such claim in
      the  proceeds  from  the  recovery  on  the   Underlying   Capital   Securities.   See
      "Description of the Class A  Certificates-Recovery  on Underlying  Capital  Securities
      Following Payment Default or Acceleration" herein.

4.    Distributions   on  the  Underlying   Capital   Securities,   and   Consequently   the
      Certificates,  May Be Deferred.  Distributions on the Underlying  Capital  Securities,
      and consequently the  Certificates,  will be deferred by the Underlying  Issuer in the event Goldman  exercises  its right to defer  payments on its Junior  Debentures.  Any such  deferral  may be for up to ten  (10)  consecutive  semiannual  interest  periods provided  that any such  Extension  Period (as defined  herein) may not extend  beyond
      February 15, 2034.  There is no  limitation  on the number of times  Goldman may elect to begin an Extension  Period.  During any  Extension  Period,  interest on the Junior
      Debentures will continue to accrue (and the amount of  distributions  to which holders of such  debentures  are entitled will continue to  accumulate)  at the rate of 6.345%
      per  annum,  compounded  semiannually.   Any  interest  that  accrues  on  the  Junior
      Debentures  during an Extension  Period will be  distributed on the date of receipt by the  Trustee to Class A  Certificateholders  and the Class B  Certificateholders  on a
      pari passu basis as follows:  (i) to Class A  Certificateholders  all amounts  owed on the Class A  Certificates  which have not been paid during the  Extension  Period plus interest on each such amounts  calculated  at the stated rate of interest on the Class
      A Certificates from the respective  scheduled  distribution date for each such payment to the date of  distribution  by the Trustee and (ii) to the Class B Certificates  all
      amounts  owed on the  Class B  Certificates  which  have  not  been  paid  during  the
      Extension  Period plus interest on each such amounts  calculated at the stated rate of interest on the Class B Certificates from the respective  scheduled  distribution date for each such payment to the date of  distribution  by the  Trustee.  Any monies which remain on deposit  after taking the actions  described in clause (i) and (ii) shall be distributed to the Class B Certificateholders.

5.    Possible  Tax and Market Price  Consequences  of a Deferral of  Distributions.  Should
      Goldman  exercise  its right to defer  payments of interest on the Junior  Debentures, each holder of the Underlying Capital Securities,  and thus each holder of the Class A
      Certificates,  will be required  to accrue  income (as  original  issue  discount)  in respect of the deferred  interest  allocable to its Underlying  Capital  Securities or
      Class A  Certificates,  as the case may be,  for  United  States  federal  income  tax purposes,  which will be allocated but not  distributed to it. As a result,  each such holder of a Class A  Certificate  will  recognize  income  for United  States  federal income tax  purposes  in advance of the  receipt of cash and will not receive the cash related to such income from the Underlying  Issuer if the holder disposes of its Class
      A Certificates  prior to the record date for the payment of distributions  thereafter.
      See "Certain Federal Income Tax Considerations" herein.

      Should  Goldman  elect to  exercise  its right to defer  payments  of  interest on the
      Junior  Debentures  in  the  future,  the  market  price  of  the  Underlying  Capital
      Securities,  and  consequently  the Class A  Certificates,  is likely to be  adversely affected.  A holder  that  disposes  of its  Class A  Certificates  during a  deferral period,  therefore,  might not receive the same return on its  investment  as a holder that continues to hold its Class A  Certificates.  In addition,  merely as a result of the  existence  of  Goldman's  right to  defer  payments  of  interest  on the  Junior
      Debentures,  the market price of the Underlying Capital  Securities,  and consequently the  Class A  Certificates,  may be more  volatile  than the  market  prices  of other securities that are not subject to such deferrals.

6.    The Junior Debentures are Subordinated to Other Obligations of Goldman,  and Goldman's
      Guarantee of Payments Due on the  Underlying  Capital  Securities Is  Subordinated  to
      Other  Obligations of Goldman.  The obligations of Goldman under the Junior Debentures will be unsecured  and rank  subordinate  and junior in right of payment to all senior indebtedness  of Goldman.  Goldman's  guarantee of the payments due on the  Underlying
      Capital  Securities  will be  unsecured  and rank  subordinate  and junior in right of payment to all senior  indebtedness  of Goldman.  There is no limitation on the amount of secured or unsecured debt, including senior  indebtedness,  that may be incurred by
      Goldman or by any of its  subsidiaries.  The ability of the  Underlying  Issuer to pay amounts due on the  Underlying  Capital  Securities is solely  dependent  upon Goldman making payments on the Junior  Debentures and its guarantee as and when required.  See
      "Description of the Underlying Capital Securities" herein.

7.    Holders of the Call  Warrants May Cause the  Redemption  of the Class A  Certificates.
      On any Business Day on or after April 15, 2009,  or on any Business Day after  Goldman gives notice indicating its intention to redeem the Junior Debentures,  holders of the
      Call Warrants have the right to purchase,  in whole or in part, the Underlying Capital
      Securities  from the Trust and cause the  redemption  of Class A  Certificates  with a principal amount equal to the principal amount of Underlying  Capital Securities being purchased for an amount equal to $25 per Class A  Certificate  plus accrued and unpaid interest  thereon  to the date of  redemption.  Investors  should  be  aware  that the holder  of  the  Call  Warrants  may  at  any  time  be the  holder  of  the  Class  B
      Certificates.

8.    The Underlying Capital  Securities May Be Redeemed by the Underlying  Issuer.  Goldman
      has the right to redeem  the  Junior  Debentures  in whole at any time or in part from time to time  (provided  that no  partial  redemption  may occur  during an  Extension
      Period) (an "Optional  Redemption"),  or in whole at any time within 90 days after the occurrence  of a Tax Event or  Investment  Company  Event  (each  such term as defined herein) (a "Special Event Redemption"),  in each case, at a price equal to the greater of (i) 100% of the  principal  amount of the Junior  Debentures to be redeemed or (ii)
      the sum of the present  values of the  remaining  scheduled  payments of principal and interest  thereon that would be due from the  redemption  date to the  maturity  date, discounted to the  redemption  date on a semiannual  basis at a certain  treasury rate plus  (a) 20  basis  points,  in the case of an  Optional  Redemption  or (b) 50 basis points,  in the case of a Special  Event  Redemption,  plus in each case,  accrued and unpaid  interest on the principal  amount of the Junior  Debentures  being redeemed to the date of redemption.  See  "Description of the Class A  Certificates-Redemption  of
      the Class A Certificates Upon Redemption of the Underlying Capital Securities" herein.

      Upon any  redemption  of the Junior  Debentures  (whether  as a result of an  Optional
      Redemption or a Special Event  Redemption),  a like amount of the  Underlying  Capital
      Securities will be mandatorily redeemed.

      Upon  the  occurrence  of  an  Optional  Redemption  or a  Special  Event  Redemption,
      redemption  proceeds  (to the  extent of funds  available)  will be  allocated  in the following order of priority:  (i) Class A Certificates selected for redemption,  in an aggregate  principal  amount equal to the principal  amount of the Underlying  Capital
      Securities  to be  redeemed,  will be  redeemed  at a price  equal to $25 per  Class A
      Certificate plus accrued and unpaid interest thereon;  (ii) Class B Certificateholders will receive  accrued and unpaid  interest on the Class B Certificates on the notional amount of the  Class B  Certificates  to be  reduced;  (iii)  (to the  extent of funds available) the Class B Certificateholders  will receive an amount equal to the present value  of any  scheduled  interest  distributions  due  from  the  date of  redemption
      (assuming  the Class B  Certificates  would have been paid when due and would not have been redeemed  prior to the Class B Maturity  Date,  and excluding  accrued and unpaid interest  thereon  to the  date of  redemption)  on the  Class B  Certificates  with a notional amount equal to the principal amount of the Underlying  Capital Securities to be redeemed,  discounted to the date of redemption on a semiannual  basis at a rate of
      6.000%  per  annum,  and the  notional  amount of such  Class B  Certificates  will be reduced  by an  amount  equal  to  the  principal  amount  of the  Underlying  Capital
      Securities  to be  redeemed;  and (iv) Call  Warrants  proportionate  to the amount of
      Underlying Capital Securities to be redeemed will become immediately  exercisable on a pro rata basis for each holder of Call Warrants  and, if in the money,  will be deemed to be  exercised  and  will be cash  settled  for an  amount  equal  to any  remaining redemption  proceeds  after the payments  made  pursuant to clauses (i) through  (iii)
      above.

9.    Possible  Early  Termination  of the  Trust.  Should  Goldman  cease to file  periodic reports  required under the Securities  Exchange Act of 1934, as amended,  the Trustee may be required to distribute in-kind the Underlying Capital Securities,  or liquidate the  Underlying  Capital  Securities  and  distribute  the  proceeds  to the  Class  A
      Certificateholders  and Class B  Certificateholders  generally  in  accordance  with a formula  which is based on the  present  value of the amount due, or to become due, on such  Certificates.  Upon such  occurrence,  Certificateholders  could lose all of the
      value  of  their  original   investment  in  the   Certificates.   Further,   Class  A
      Certificateholders  will not  receive  the  benefit  of any  increase  in value of the
      Underlying  Capital  Securities  above $25 per Class A  Certificate  plus  accrued and unpaid interest  thereon.  See  "Description of the Class A  Certificates-Action  Upon
      Goldman Failing to Report Under the Exchange Act" herein.

10.   If a Payment Default or an Acceleration  Occurs with respect to the Underlying Capital
      Securities,   or  if  an   Early   Termination   of  the   Trust   Occurs,   Class   A
      Certificateholders  May  Have a Claim  in  Liquidation  Lower  than  $25  per  Class A
      Certificate.  If a  Payment  Default  or  Acceleration  occurs  with  respect  to  the
      Underlying Capital Securities,  or if an early termination of the Trust occurs,  funds or  property  received  by the Trust will be  allocated  to the holders of the Class A
      Certificates  and the Class B Certificates in accordance with a formula which is based on the present  value of the amount due, or to become due, on such  Certificates.  Any such  allocation of funds may cause the holders of the Class A Certificates to receive less than they would have received if they owned the  Underlying  Capital  Securities.
      See  "Description  of  the  Class  A   Certificates-Recovery   on  Underlying  Capital
      Securities  Following  Payment  Default or  Acceleration"  and  "-Action  Upon Goldman
      Failing to Report Under the Exchange Act".

                                   FORMATION OF THE TRUST

      Structured  Products Corp. (the  "Depositor" or the "Company") will establish a Trust, to be designated  as CorTS® Trust II For Goldman  Sachs  Capital I (the  "Trust")  under New
York law  pursuant  to the  Trust  Agreement  dated as of  December  15,  2000  (the  "Trust
Agreement"),  as  supplemented  by the CorTS®  Supplement  2004-5,  dated as of the  Closing
Date.  The "Closing  Date" means the date of initial  delivery of the Class A  Certificates.
The assets of the Trust will consist of $90,000,000  6.345% Capital  Securities due February
15,  2034 (the  "Underlying  Capital  Securities"  or, as  referred  to in the  accompanying
Prospectus,  the "Term Assets") issued by Goldman Sachs Capital I (the  "Underlying  Issuer"
or, as referred to in the  accompanying  Prospectus,  the "Term Assets Issuer") and payments of  principal  and  interest  made  by  the  Underlying  Issuer  on the  Underlying  Capital
Securities  as  discussed  in more detail under  "Description  of the Class A  Certificates"
herein.  The sole assets of the  Underlying  Issuer are the Junior  Subordinated  Debentures
due February  15, 2034 (the "Junior  Debentures")  issued by The Goldman  Sachs Group,  Inc.
("Goldman").  The  Trust  Agreement  will be  qualified  as an  indenture  under  the  Trust
Indenture  Act of 1939,  as amended  (the  "Trust  Indenture  Act").  Concurrently  with the execution  and  delivery of the Trust  Agreement,  the Company will deposit with the Trustee the Underlying Capital Securities and the Trustee,  on behalf of the Trust, will accept such
Underlying   Capital  Securities  and  deliver  the  Class  A  Certificates  (the  "Class  A
Certificates"),  the Class B Certificates (the "Class B Certificates" and, together with the
Class A Certificates,  the  "Certificates")  and the Call Warrants (the "Call Warrants" ) to
or upon the order of the Company.  The Trustee will hold the Underlying  Capital  Securities
for  the   benefit   of  the   holders   of  the  Class  A   Certificates   (the   "Class  A
Certificateholders")   and  the  holders  of  the  Class  B   Certificates   (the  "Class  B
Certificateholders"),  subject  to the  rights  of the  holders  of the Call  Warrants  (the
"Warrantholders").  Scheduled  interest  distributions on the Class A Certificates will rank on a parity  with the  Class B  Certificates.  Class B  Certificates  will have a claim on a portion of the  proceeds  of the  liquidation  or  distribution  of the  Underlying  Capital
Securities in certain  circumstances.  The Class B Certificates  will mature on February 15,
2034  (the  "Class  B  Maturity  Date").  The  Company  and the  Trustee  may not  make  any amendments  to the Trust  Agreement  that will  adversely  affect in a material  fashion the rights of the Warrantholders.

                                      USE OF PROCEEDS

      The  net  proceeds  to be  received  by the  Company  from  the  sale  of the  Class A
Certificates,  the Class B  Certificates  and the Call Warrants will be used to purchase the
Underlying Capital Securities,  which, after the purchase thereof,  will be deposited by the
Company  with  the  Trust  and  will  be  the  sole  Deposited  Assets  (as  defined  in the accompanying Prospectus) of the Trust.

                                   THE UNDERLYING ISSUER

      This  Prospectus   Supplement  does  not  provide  information  with  respect  to  the
Underlying  Issuer or Goldman.  No  investigation  has been made of the business  condition, financial  or  otherwise,  or  creditworthiness  of the  Underlying  Issuer  or  Goldman  in
connection  with the issuance of the Class A  Certificates.  The Company is not an affiliate of the Underlying Issuer or Goldman.

      The Underlying Issuer is a Delaware  statutory trust formed for the exclusive purposes of issuing the  Underlying  Capital  Securities  and investing  the proceeds  thereof in the
Junior  Debentures.  Notwithstanding  anything  to  the  contrary  in  the  Prospectus,  the
Underlying  Issuer  is not  subject  to the  informational  requirements  of the  Securities
Exchange  Act  of  1934,  as  amended  (the  "Exchange  Act").  Goldman  is  subject  to the informational  requirements  of the Exchange Act and in accordance  therewith files reports, proxy  statements and other  information  with the Securities and Exchange  Commission  (the
"Commission").  Reports,  proxy statements and other  information  filed by Goldman with the
Commission  pursuant to the informational  requirements of the Exchange Act can be inspected and copied at the public  reference  facilities  maintained by the  Commission at Room 1024,
Judiciary Plaza, 450 Fifth Street,  N.W.,  Washington,  D.C. 20549.  Copies of such material can  also be  obtained  upon  written  request  addressed  to the  Securities  and  Exchange
Commission,  Public Reference Section,  Room 1024,  Judiciary Plaza, 450 Fifth Street, N.W.,
Washington,  D.C.  20549,  at  prescribed  rates.  The  Commission  maintains  a web site at
http://www.sec.gov  containing  reports,  proxy statements and other  information  regarding registrants that file  electronically  with the Commission.  Such reports,  proxy statements and other  information  can also be inspected at the offices of the New York Stock Exchange, on which one or more of Goldman's securities are listed.

      This  Prospectus  Supplement,  the  accompanying  Prospectus,  the Underlying  Capital
Securities Prospectus and the Underlying Capital Securities  Registration Statement describe the material terms of the  Underlying  Capital  Securities.  This  Prospectus  Supplement is
qualified in its entirety by, and should be read in conjunction  with, (i) the  accompanying
Prospectus,  (ii) the  Underlying  Capital  Securities  Prospectus  and (iii) the Underlying
Capital  Securities  Registration  Statement  of which such  Underlying  Capital  Securities
Prospectus is a part. No representation  is made by the Trust, the Trustee,  the Underwriter or the Company as to the  accuracy  or  completeness  of the  information  contained  in the
Underlying Capital Securities Registration Statement.

                      DESCRIPTION OF THE UNDERLYING CAPITAL SECURITIES

      The  Underlying  Capital  Securities of the Trust will consist  solely of  $90,000,000 aggregate  principal amount of 6.345% Capital Securities due February 15, 2034 issued by the
Underlying Issuer,  having the  characteristics  described in a prospectus  supplement dated
February  12,  2004  related to a  prospectus  dated  February  6, 2004  (collectively,  the
"Underlying Capital Securities  Prospectus").  The Underlying Capital Securities  originally were  issued  by the  Underlying  Issuer  as  part of an  underwritten  public  offering  of
$2,750,000,000  aggregate  principal  amount of such  securities,  pursuant to  registration
statement  no.  333-112367   (together  with  all  amendments  and  exhibits  thereto,   the
"Underlying  Capital  Securities  Registration  Statement"),  filed by the Underlying Issuer with the Commission  under the Securities  Act of 1933, as amended (the  "Securities  Act").
Distributions  of interest  are  required to be made on the  Underlying  Capital  Securities semiannually on the 15th of each February and August,  or if such day is not a Business Day, on the next  succeeding  Business Day, and a single  payment of principal of  $90,000,000 is payable on  February  15,  2034,  the stated  maturity  date of the Junior  Debentures  (the
"Maturity  Date") or upon  earlier  redemption  of the Junior  Debentures  (and,  thus,  the
Underlying  Capital  Securities).  The payments of interest on the Junior  Debentures,  and, thus, the Underlying Capital Securities and the Certificates,  may be deferred by Goldman at any time or from time to time for up to ten (10)  consecutive  semiannual  interest  periods provided that any such Extension  Period may not extend beyond  February 15, 2034.  There is no  limitation  on the  number  of times  Goldman  may elect to begin an  Extension  Period.
During any such period,  Goldman will not be permitted,  subject to certain  exceptions  set forth in the  Underlying  Capital  Securities  Prospectus,  to make a payment on its capital stock or any debt  securities  that  rank  equal to or junior to the  Junior  Debentures  or
Goldman's guarantee,  respectively.  The Junior Debentures,  and consequently the Underlying
Capital Securities,  rank subordinate and junior to all senior indebtedness of Goldman,  and senior to Goldman common stock.  Goldman has guaranteed the payment of  distributions on the
Underlying  Capital  Securities but only to the extent that the Underlying  Issuer has funds legally and immediately  available therefor and has failed to make such payments.  Goldman's guarantee,  however, is an unsecured  obligation of Goldman and ranks subordinate and junior to all senior indebtedness of Goldman.

      This  Prospectus  Supplement  sets forth material terms with respect to the Underlying
Capital Securities,  but does not provide detailed  information with respect thereto.  For a summary of such terms,  see Appendix A hereto.  This Prospectus  Supplement  relates only to the Class A Certificates  offered hereby and is not an offering  document for the Underlying
Capital Securities.  All disclosure  contained herein with respect to the Underlying Capital
Securities is derived from publicly  available  documents  described above.  Notwithstanding anything  to the  contrary  in the  Prospectus,  the  Underlying  Issuer is not  subject  to informational  requirements  of the  Exchange  Act.  Goldman is  subject to the  information reporting  requirements  of the  Exchange  Act.  Accordingly,  Goldman is  obligated to file reports and other  information  with the  Commission.  Although the Company has no reason to believe the  information  concerning  the  Underlying  Capital  Securities or the Underlying
Issuer set forth in the Underlying  Capital  Securities  Prospectus or concerning Goldman or any report  filed  under the  Exchange  Act is not  reliable,  neither  the  Company nor the
Underwriter  participated in the  preparation of such  documents,  or made any due diligence inquiry  with  respect to the  information  provided  therein.  Neither  the Company nor the
Underwriter  has  verified  the  accuracy  or  completeness  of such  documents  or reports.
Information  contained in such  documents and reports is as of the date(s)  stated  therein, and comparable information,  if given as of the date hereof, may be different.  There can be no assurance  that events  affecting the  Underlying  Capital  Securities or the  Underlying
Issuer or Goldman  have not  occurred,  which have not yet been  publicly  disclosed,  which would affect the accuracy or  completeness  of the publicly  available  documents  described above.

Ratings

      As of the date of this Prospectus  Supplement,  the Underlying  Capital Securities are
rated "A1  (outlook  stable)"  by  Moody's  and "A-" by S&P.  Any  rating of the  Underlying
Capital  Securities  is not a  recommendation  to  purchase,  hold or sell  such  Underlying
Capital Securities or the Class A Certificates,  and there can be no assurance that a rating will remain for any given  period of time or that a rating will not be revised or  withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

The Underwriter and the Underlying Issuer

      From time to time,  Citigroup Global Markets Inc. (the  "Underwriter")  may be engaged by the Underlying  Issuer or Goldman as an underwriter or a placement  agent, in an advisory capacity or in other business  arrangements.  In addition,  the  Underwriter or an affiliate of the Depositor may make a market in other outstanding  securities of the Underlying Issuer or Goldman.

                          DESCRIPTION OF THE CLASS A CERTIFICATES

General

      The  Class  A  Certificates  will  be  issued  pursuant  to the  terms  of  the  Trust
Agreement.  The following summary as well as other pertinent  information included elsewhere in this Prospectus  Supplement and in the accompanying  Prospectus  describes material terms of the Class A  Certificates  and the Trust  Agreement,  but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the  provisions of the
Class A  Certificates  and the  Trust  Agreement.  The  following  summary  supplements  the description  of the general terms and  provisions of the Class A  Certificates  of any given series and the related Trust Agreement set forth in the  accompanying  Prospectus,  to which description reference is hereby made.

      The Class A Certificates  will be denominated and  distributions  with respect thereto will be payable in United States  Dollars,  which will be the  "Specified  Currency" as such term is defined in the  accompanying  Prospectus.  The Class A  Certificates,  together with the Class B  Certificates,  represent  in the  aggregate  the  entire  beneficial  ownership interest  in the  Trust.  The  property  of the Trust  will  consist  of (i) the  Underlying
Capital  Securities  (subject to the Call  Warrants) and (ii) all payments on or collections in respect of the  Underlying  Capital  Securities  accrued  on or after the  Closing  Date, together with any proceeds  thereof.  The property of the Trust will be held for the benefit of the holders of the Class A  Certificates  and the Class B  Certificates  by the  Trustee,
subject to the rights of the holders of the Call Warrants.

      All  distributions to Class A  Certificateholders  will be made only from the property of the Trust  (including  any proceeds  received from the exercise of the Call  Warrants) as described  herein.  The Class A  Certificates  do not represent an interest in or obligation of the Depositor,  the Underlying  Issuer,  Goldman,  the Trustee,  the Underwriter,  or any
affiliate thereof.

Distributions

      Each Class A  Certificate  evidences the right to receive,  to the extent  received on the Underlying Capital Securities,  (i) a semiannual distribution of interest on February 15 and  August  15 of each  year,  commencing  August  15,  2004,  or if any  such day is not a
Business  Day,  the next  succeeding  Business  Day  (provided  that a deferral  of interest payments on the Underlying  Capital  Securities has not occurred) and (ii) a distribution of principal  equal to $25 per Class A Certificate  on February 15, 2034, or if any such day is not a Business  Day,  the next  succeeding  Business  Day,  or upon early  redemption.  With respect to any  distribution  date,  the record  date is the day  immediately  prior to such distribution  date. For purposes of the  foregoing,  "Business Day" means any day other than a  Saturday,  a Sunday or a day on which  banking  institutions  in New  York,  New York are authorized or obligated by law, executive order or governmental decree to be closed.

Deferral of Interest

      Distributions  of  interest  on the  Certificates  will be deferred as a result of the deferral of payments on the Junior Debentures held by the Underlying  Issuer.  Distributions on the  Junior  Debentures  may be  deferred  by  Goldman  for  up to ten  (10)  consecutive semiannual  interest periods (such deferral period, the "Extension Period") provided that no
Extension  Period extends beyond February 15, 2034.  During any Extension  Period,  interest on the Junior  Debentures will continue to accrue (and the amount of  distributions to which holders of the Junior  Debentures  are entitled will continue to  accumulate) at the rate of
6.345%  per  annum,  compounded  semiannually.  Any  interest  that  accrues  on the  Junior
Debentures  during an  Extension  Period will be  distributed  on the date of receipt by the
Trustee to Class A  Certificateholders  and the Class B  Certificateholders  on a pari passu basis  as  follows:  (i) to  Class A  Certificateholders  all  amounts  owed on the  Class A
Certiciates  which have not been paid during the Extension Period plus interest on each such amount  calculated  at the stated  rate of  interest  on the Class A  Certificates  from the respective scheduled  distribution date for each such payment to the date of distribution by the  Trustee  and  (ii)  to the  Class  B  Certificates  all  amounts  owed  on the  Class B
Certificates  which have not been paid during the  Extension  Period  plus  interest on each such amounts  calculated at the stated rate of interest on the Class B Certificates from the respective scheduled  distribution date for each such payment to the date of distribution by the  Trustee.  Any monies  which  remain on deposit  after  taking the actions  described in clause (i) and (ii) shall be distributed to the Class B Certificateholders.

Additional Underlying Capital Securities, Class A Certificates and Class B Certificates

      From time to time hereafter,  additional  Underlying Capital Securities may be sold to the Trust,  in which case  additional  Class A  Certificates  will be issued in a  principal amount,  and additional Class B Certificates  will be issued in a notional amount,  equal to the principal  amount of Underlying  Capital  Securities so sold to the Trustee on behalf of the Trust.  Any such  additional  Class A Certificates  issued will rank pari passu with the
Class A Certificates  issued on the date hereof, and any such additional  Underlying Capital
Securities will be subject to Call Warrants.

Redemption of the Class A Certificates Upon Exercise of a Call Warrant

      On any Business Day on or after April 15, 2009,  or on any Business Day after  Goldman gives notice  indicating its intention to redeem the Junior  Debentures (a "Warrant Exercise
Date"), the Warrantholders  have the right to purchase,  in whole or in part, the Underlying
Capital  Securities  from the Trust at a price equal to the sum of (i) the principal  amount of the  Underlying  Capital  Securities  being  purchased  plus accrued and unpaid  interest thereon to the Warrant Exercise Date and (ii) the Warrant Class B Purchase Price.

      "Warrant  Class B Purchase  Price" means the present value of any  scheduled  interest distributions  due from the Warrant  Exercise Date  (assuming  that the Class B Certificates are paid when due and are not  redeemed  prior to the Class B  Maturity  Date and  excluding accrued  and  unpaid  interest  thereon  to  the  Warrant  Exercise  Date)  on the  Class  B
Certificates with a notional amount equal to the principal amount of the Underlying  Capital
Securities to be purchased,  discounted to the Warrant  Exercise Date on a semiannual  basis at a rate of 6.000% per annum.

      In addition,  in the event of an SEC Reporting  Failure (as defined herein),  prior to the  liquidation or distribution of Underlying  Capital  Securities in the manner  described herein, the Call Warrants will become immediately  exercisable and if, in the money, will be deemed to be exercised and will be cash settled.

      After receiving  payment,  the Trust will transfer such Underlying  Capital Securities to the exercising  Warrantholder on the applicable  Warrant Exercise Date. Any such exercise of a Call Warrant will cause the redemption of the Class A Certificates  for an amount equal to $25 per Class A  Certificate  plus  accrued  and unpaid  interest  thereon to the date of redemption,  which redemption shall be effected with the cash proceeds received by the Trust from the sale of the Underlying Capital Securities to the Warrantholders.  In addition,  the
Trustee will pay to the Class B  Certificateholders,  from such proceeds the Warrant Class B
Purchase  Price,  plus  accrued  and unpaid  interest  on the Class B  Certificates,  on the notional  amount of the Class B  Certificates,  and will reduce the  notional  amount of the
Class B Certificates  by an amount equal to the principal  amount of the Underlying  Capital
Securities  sold.  If a  Warrantholder  fails to make the  required  payment on the  Warrant
Exercise Date, the Underlying  Capital Securities will not be sold, the Class A Certificates will not be  redeemed  and the  notional  amount  of the  Class B  Certificates  will not be reduced.  Any such  failure  will not affect a  Warrantholder's  right to exercise  the Call
Warrant at a later date.

      Upon  receipt  by the  Trustee  of a notice  that all or a portion  of the  Underlying
Capital  Securities are being purchased by a  Warrantholder,  the Trustee will select by lot for redemption a principal  amount of Class A Certificates  equal to the principal amount of
Underlying  Capital  Securities  to be  purchased.  The  Trustee  will  notify  the  Class A
Certificateholders, Moody's and S&P of a Warrantholder's intent to exercise a Call Warrant.

Redemption of the Class A Certificates Upon Redemption of the Underlying Capital Securities

      Upon  receipt  by the  Trustee  of a notice  that all or a portion  of the  Underlying
Capital  Securities  are to be  redeemed,  the Trustee  will select by lot for  redemption a principal  amount  of Class A  Certificates  equal to the  principal  amount  of  Underlying
Capital  Securities to be redeemed and establish the date such Class A  Certificates  are to be  redeemed.  Notice of such  redemption  will be given by the  Trustee  to the  registered
Class A Certificateholders  at such registered Class A  Certificateholder's  last address on the register  maintained  by the Trustee;  provided,  however,  that the Trustee will not be required  to give notice of  redemption  prior to the third  Business  Day after the date it receives notice of such redemption.

      Goldman has the right to redeem the Junior  Debentures in whole at any time or in part from  time to time  (provided  that no  partial  redemption  may occur  during an  Extension
Period)  (an  "Optional  Redemption"),  or in whole at any time  within  90 days  after  the occurrence of a Tax Event or Investment  Company Event (each such term as defined herein) (a
"Special  Event  Redemption"),  in each case, at a price equal to the greater of (i) 100% of the principal amount of the Junior  Debentures to be redeemed or (ii) the sum of the present values of the remaining  scheduled  payments of principal and interest thereon that would be due from the redemption  date to the maturity date,  discounted to the redemption  date on a semiannual  basis at a certain  treasury  rate plus (a) 20 basis  points,  in the case of an
Optional Redemption or (b) 50 basis points, in the case of a Special Event Redemption,  plus in each case,  accrued and unpaid interest on the principal amount of the Junior  Debentures being redeemed to the date of redemption.

      Upon any  redemption  of the Junior  Debentures  (whether  as a result of an  Optional
Redemption  or a  Special  Event  Redemption),  a  like  amount  of the  Underlying  Capital
Securities will be mandatorily redeemed.

      A "Tax Event" means the receipt by the  Underlying  Issuer of an opinion of counsel to the effect that,  as a result of any tax change,  there is more than an  insubstantial  risk that any of the following will occur:

      o     the  Underlying  Issuer  is,  or will be  within  90 days  after the date of the opinion of counsel,  subject to U.S.  federal  income tax on income  received or accrued on the Junior Debentures;

      o     interest  payable by Goldman on the Junior  Debentures is not, or within 90 days after the opinion of counsel will not be, deductible by Goldman,  in whole or in part, for U.S. federal income tax purposes; or

      o     the  Underlying  Issuer  is,  or will be  within  90 days  after the date of the opinion of  counsel,  subject to more than a de minimis  amount of other  taxes, duties or other governmental charges.

      As used above, the term "tax change" means any of the following:

      o     any amendment to or change,  including any announced  prospective change, in the laws or any regulations  under the laws of the United States or of any political subdivision or taxing authority of or in the United States,  if the amendment or change is effective on or after the date the Underlying  Capital Securities were issued; or

      o     any official administrative pronouncement,  including any private letter ruling, technical advice memorandum,  field service advice, regulatory procedure, notice or  announcement  (including any notice or  announcement  of intent to adopt any procedures or  regulations) or action or any judicial  decision  interpreting or applying such laws or regulations,  whether or not the pronouncement,  action or decision is issued to or in connection  with a proceeding  involving  Goldman or the Underlying Issuer or is subject to review or appeal,  if the  pronouncement, action or decision is  announced  or occurs on or after the date the  Underlying
            Capital Securities were issued.

      An  "Investment  Company  Event"  means the  receipt  by the  Underlying  Issuer of an opinion of counsel  experienced  in such  matters  to the  effect  that,  as a result of any amendment to, or change  (including  any announced  prospective  change) in, the laws or any regulations  under  the  laws  of the  United  States  or of any  political  subdivision  or governmental  agency or regulatory  authority of or in the United States,  or as a result of any official administrative pronouncement, including any interpretation,  release, no-action letter,  regulatory procedure,  notice or announcement (including any notice or announcement of an  intent to adopt  any  interpretation,  procedures  or  regulations)  or action or any judicial  decision  interpreting  or applying such laws or  regulations,  whether or not the pronouncement,  action or decision is issued to or in connection with a proceeding involving
Goldman or the  Underlying  Issuer or is subject to review or  appeal,  which  amendment  or change is effective,  or which pronouncement,  action or decision is announced or occurs, on or after the date of the issuance of the Underlying Capital  Securities,  there is more than an  insubstantial  risk that the  Underlying  Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940.

      Upon  the  occurrence  of  an  Optional  Redemption  or a  Special  Event  Redemption,
redemption  proceeds (to the extent of funds  available)  will be allocated in the following order of  priority:  (i) Class A  Certificates  selected  for  redemption,  in an  aggregate principal  amount equal to the principal amount of the Underlying  Capital  Securities to be redeemed,  will be redeemed at a price equal to $25 per Class A Certificate plus accrued and unpaid interest  thereon;  (ii) Class B  Certificateholders  will receive accrued and unpaid interest on the Class B Certificates  on the notional  amount of the Class B Certificates to be reduced;  (iii) (to the extent of funds  available) the Class B  Certificateholders  will receive an amount equal to the present value of any  scheduled  interest  distributions  due from the date of  redemption  (assuming the Class B  Certificates  would have been paid when due and would not have been  redeemed  prior to the Class B  Maturity  Date,  and  excluding accrued and unpaid  interest  thereon to the date of redemption) on the Class B Certificates with a notional amount equal to the principal  amount of the Underlying  Capital  Securities to be redeemed,  discounted  to the date of  redemption  on a semiannual  basis at a rate of
6.000% per annum,  and the notional  amount of such Class B Certificates  will be reduced by an  amount  equal  to the  principal  amount  of the  Underlying  Capital  Securities  to be redeemed;  and  (iv)  Call  Warrants  proportionate  to the  amount  of  Underlying  Capital
Securities to be redeemed will become  immediately  exercisable on a pro rata basis for each holder of Call  Warrants  and, if in the money,  will be deemed to be exercised  and will be cash settled for an amount equal to any  remaining  redemption  proceeds  after the payments made pursuant to clauses (i) through (iii) above.

      All payments to Class B  Certificateholders  and reductions to the notional  amount of
Class B  Certificates  pursuant to clauses  (ii) and (iii) above shall be made on a pro rata basis  based  upon  the  notional  amount  of  Class  B  Certificates  held  by  a  Class  B
Certificateholder.

Recovery on Underlying Capital Securities Following Payment Default or Acceleration

      If a Payment Default or an Acceleration  occurs, the Trustee will promptly give notice to The Depository Trust Company ("DTC") or, for any Class A Certificates  which are not then held by DTC or any other  depository,  directly  to the  registered  holders  of the Class A
Certificates  thereof.  Such  notice  will  set  forth  (i) the  identity  of the  issue  of
Underlying  Capital  Securities,  (ii)  the date  and  nature  of such  Payment  Default  or
Acceleration,  (iii) the amount of the interest or  principal  in default,  (iv) the Class A
Certificates affected by the Payment Default or Acceleration,  and (v) any other information which the Trustee may deem appropriate.

      In the event of a Payment  Default,  the Trustee is  required  to proceed  against the
Underlying  Issuer or  Goldman on behalf of the Class A  Certificateholders  and the Class B
Certificateholders  to enforce the Underlying Capital Securities or otherwise to protect the interests of the Class A Certificateholders  and the Class B Certificateholders,  subject to the receipt of indemnity in form and substance  satisfactory  to the Trustee;  provided that holders of Class A Certificates  representing a majority of the Voting Rights on the Class A
Certificates  will be entitled to direct the  Trustee in any such  proceeding  or direct the
Trustee to sell the  Underlying  Capital  Securities,  subject to the  Trustee's  receipt of satisfactory  indemnity.  In the event of an Acceleration and a corresponding payment on the
Underlying  Capital  Securities,  the Trustee  will  distribute  the proceeds to the Class A
Certificateholders  and the Class B  Certificateholders.  If such proceeds are less than the principal  amount of, and  accrued  interest  on, the  Underlying  Capital  Securities,  the proceeds will be  distributed  such that the  percentage  of such  proceeds  received by the
Class A  Certificateholders  equals the Class A Proportion divided by the sum of the Class A
Proportion  plus the Class B Proportion and the percentage of such proceeds  received by the
Class B  Certificateholders  equals the Class B Proportion divided by the sum of the Class A
Proportion plus the Class B Proportion  (each such term as defined herein) no later than two
Business  Days  after the  receipt  of  immediately  available  funds  (in each  case  after deducting the costs  incurred in  connection  therewith  and subject to the  provisions  set forth under "Description of the Trust Agreement-Certain  Payments to the Depositor" herein);
provided  that it is expected that in no case will Class A  Certificateholders  receive less than 95% of such proceeds or  distribution.  Such proceeds will be  distributed as described above  in full  satisfaction  of the  claim  of the  Class A  Certificates  and the  Class B
Certificates.

      A  "Payment  Default"  means  a  default  in  the  payment  of any  amount  due on the
Underlying  Capital Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Capital  Securities).  An "Acceleration" means the acceleration of the maturity of the Underlying  Capital  Securities after the occurrence of any default on the Underlying Capital Securities other than a Payment Default.

      In the event  that the  Trustee  receives  money or other  property  in respect of the
Underlying  Capital  Securities as a result of a Payment  Default on the Underlying  Capital
Securities  (including  from the sale  thereof),  the Trustee will  promptly  give notice as provided in the Trust  Agreement to DTC, or for any Class A Certificates  which are not then held by DTC or any other  depository,  directly  to the  registered  holders  of the Class A
Certificates  then  outstanding  and unpaid.  Such notice will state that, not later than 30 days after the  receipt of such moneys or other  property,  the Trustee  will  allocate  and distribute such moneys or other property to the Class A  Certificateholders  and the Class B
Certificateholders  such that the  percentage of such  distribution  received by the Class A
Certificateholders  equals  the  Class  A  Proportion  divided  by the  sum of the  Class  A
Proportion plus the Class B Proportion and the percentage of such  distribution  received by the Class B  Certificateholders  of the total  distribution  equals  the Class B  Proportion divided  by the sum of the  Class A  Proportion  plus the Class B  Proportion  (in each case after  deducting the costs  incurred in connection  therewith and subject to the  provisions set forth under  "Description  of the Trust  Agreement-Certain  Payments  to the  Depositor"
herein);  provided  that it is  expected  that in no case  will  Class A  Certificateholders receive less than 95% of such proceeds or  distribution.  Such proceeds will be  distributed as described  above in full  satisfaction  of the claim of the Class A Certificates  and the
Class B  Certificates.  Property other than cash will be liquidated by the Trustee,  and the proceeds thereof  distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Class A Certificateholders.

      Interest and  principal  payments on the  Underlying  Capital  Securities  are payable solely by the Underlying  Issuer and by Goldman to the extent of its guarantee.  Goldman and the Underlying Issuer are subject to laws permitting  bankruptcy,  liquidation,  moratorium, reorganization or other actions which, in the event of financial  difficulties of Goldman or the Underlying  Issuer could result in delays in payment,  partial payment or non-payment of the Class A Certificates.

Action Upon Goldman Failing to Report Under the Exchange Act

      If Goldman  ceases to file the periodic  reports  required under the Exchange Act, the
Trustee may be required to distribute in kind or liquidate any remaining  Underlying Capital
Securities  (an  "SEC  Reporting  Failure").   The  distribution  (whether  of  proceeds  or
Underlying Capital Securities) will be allocated between the Class A Certificateholders  and
the  Class  B  Certificateholders   such  that  the  percentage  received  by  the  Class  A
Certificateholders  of the total  distribution  equals the Class A Proportion divided by the sum of the Class A Proportion  plus the Class B Proportion  and the  percentage  received by the Class B  Certificateholders  of the total  distribution  equals  the Class B  Proportion divided  by the sum of the  Class A  Proportion  plus the Class B  Proportion  (in each case after  deducting the costs  incurred in connection  therewith and subject to the  provisions set forth under  "Description  of the Trust  Agreement-Certain  Payments  to the  Depositor"
herein);  provided  that it is  expected  that in no case  will  Class A  Certificateholders receive  less  than  95% of such  distribution.  Notwithstanding  the  foregoing,  the  Call
Warrants will become  immediately  exercisable  upon an SEC Reporting  Failure (whether such
SEC Reporting  Failure occurs before or after April 15, 2009) and, if in-the-money,  will be deemed to be exercised and will be  cash-settled.  If the Call Warrants are in the money and are cash settled as described  above,  the allocation  between the Class A Certificates  and the Class B Certificates  described above will not apply, the Underlying  Capital Securities will be liquidated,  and the Class A Certificates  will receive  liquidation  proceeds in an amount equal to $25 per Class A Certificate plus accrued and unpaid interest,  and the Class
B Certificates  will receive  liquidation  proceeds in an amount equal to accrued and unpaid interest thereon.

      "Class A Proportion"  means the sum of the present  values  (discounted at the rate of
6.000%  per  annum) of (i) any  unpaid  interest  distributions  due or to become due on the
Class A Certificates  and (ii) the outstanding  principal amount of the Class A Certificates
(in each case assuming that the Class A Certificates  are paid when due and are not redeemed prior to the Maturity Date).

      "Class B Proportion"  means the sum of the present  values  (discounted at the rate of
6.000% per annum) of any unpaid interest  distributions  due or to become due on the Class B
Certificates  (assuming  for  purposes  of such  calculation,  that the  Underlying  Capital
Securities would have been paid in full at their stated maturity,  that such acceleration or default had not  occurred and that no portion of the  Underlying  Capital  Securities  would have been redeemed prior to such stated maturity date).

Liquidation of Underlying Issuer

      Goldman has the right to  liquidate  the  Underlying  Issuer at any time and cause the
Junior Debentures to be distributed to the holders of the Underlying  Capital  Securities in liquidation of the Underlying Issuer.

      In the event the Junior  Debentures  are  distributed  to the Trust as a result of the liquidation of the Underlying  Issuer,  such distribution will not cause the Certificates to be  redeemed.  Instead,  the Trust will hold the Junior  Debentures  for the  benefit of the holders of the Certificates in accordance with the terms of the Trust Agreement.

Listing on the New York Stock Exchange

      The Class A  Certificates  are expected to be  authorized  for listing,  upon official notice of issuance,  with the New York Stock  Exchange  ("NYSE").  There can be no assurance that the Class A Certificates,  once listed, will continue to be eligible for trading on the
NYSE.

Form of the Class A Certificates

      The  Class  A  Certificates  will  be  delivered  in  registered  form.  The  Class  A
Certificates  will be issued,  maintained and  transferred on the book-entry  records of DTC and its Participants in minimum  denominations of $25 and integral multiples thereof.  Class
A  Certificateholders   will  not  receive  physical  certificates  except  in  the  limited circumstances described in the accompanying Prospectus.

Description of the Class B Certificates

      There will also be a class of interest-only  certificates  that are not offered hereby designated  as the Class B  Certificates.  The  Class B  Certificates  will have a  notional amount equal to the  principal  amount of the  Underlying  Capital  Securities.  The Class B
Certificates  will accrue  interest on their notional amount at the rate of 0.345% per annum payable on each distribution date.

      Scheduled  interest  distributions  on the Class A Certificates  will rank on a parity with  distributions  on the Class B  Certificates.  The holders of the Class B  Certificates will not receive a distribution of principal from the Underlying  Capital  Securities unless a Payment Default or Acceleration  occurs with respect to the Underlying  Capital Securities or an SEC  Reporting  Failure  occurs.  See  "Description  of the  Class  A  Certificates  -
Recovery on Underlying  Capital  Securities  Following  Payment Default of Acceleration" and
"-Action Upon Goldman Failing to Report Under the Exchange Act."

                             DESCRIPTION OF THE TRUST AGREEMENT

General

      The Class A Certificates  will be issued  pursuant to the Trust  Agreement,  a form of which is  filed as an  exhibit  to the  Registration  Statement  of  which  this  Prospectus
Supplement  and the  accompanying  Prospectus  form a part.  A  Current  Report  on Form 8-A relating to the Class A Certificates  containing a copy of the CorTS®  Supplement  2004-5 to the Trust  Agreement as executed will be filed by the Company with the Commission  following the issuance and sale of the Class A  Certificates.  The assets of the Trust  created  under the Trust Agreement will consist of (i) the Underlying  Capital  Securities  (subject to the
Call Warrants) and (ii) all payments on or collections in respect of the Underlying  Capital
Securities  due after the  Closing  Date,  including  payments  to the Trust  under the Call
Warrants,  if  any.  Reference  is  made  to  the  accompanying   Prospectus  for  important
information  in  addition  to that set  forth  herein  regarding  the  Trust,  the terms and conditions of the Trust Agreement and the Class A Certificates.  The following  summaries of certain  provisions of the Trust  Agreement do not purport to be complete and are subject to the detailed  provisions  contained in the form of Trust  Agreement,  to which  reference is hereby made for a full description of such  provisions,  including the definition of certain terms used herein.

Certain Payments to the Depositor

      On  August  15,  2004,  as  payment  of the  balance  of the  purchase  price  for the
Underlying  Capital  Securities,  the Trustee  will pay to the  Depositor  the amount of the interest  accrued on the  Underlying  Capital  Securities  from February 15, 2004 to but not including the Closing  Date.  In the event the  Depositor is not paid such accrued  interest on such date, the Depositor will have a claim for such accrued  interest,  and will share on a parity  with the  Class A  Certificateholders  and the Class B  Certificateholders  to the
extent of such claim in the proceeds from the recovery on the Underlying Capital Securities.

The Trustee

      U.S. Bank Trust National  Association,  a national  banking  association,  will act as
Trustee for the Certificates  and the Trust pursuant to the Trust  Agreement.  The Trustee's offices  are  located  at 100 Wall  Street,  Suite  1600,  New York,  New York 10005 and its
telephone number is (212) 361-2500.

      The Trust Agreement will provide that the Trustee and any director,  officer, employee or agent  thereof  will be  indemnified  by the Trust and held  harmless  against  any loss, liability or expense  incurred in  connection  with any legal  action  relating to the Trust
Agreement,  the  Certificates  or the  performance  of the Trustee's  duties under the Trust
Agreement,  other than any loss, liability or expense that was incurred by reason of willful misconduct,  bad faith or gross  negligence in the performance of the Trustee's duties under the Trust Agreement.

      Pursuant to the Trust  Agreement,  as  compensation  for the performance of its duties under  such  agreement,  the  Trustee  will be  entitled  to  payment  of  Trustee  fees and reimbursement of expenses by the Company pursuant to a separate  agreement with the Company, but will not have any claim against the Trust with respect thereto.

Events of Default

      There  are no  events of  default  with  respect  to the  Class A  Certificates.  If a
Payment  Default or  Acceleration  occurs (or other  default with respect to the  Underlying
Capital  Securities  occurs),  the  Trustee  will  act  upon  the  instruction  of  Class  A
Certificateholders,  subject to the receipt of indemnity in form and substance  satisfactory to the Trustee,  to recover amounts due on the Underlying  Capital Securities and distribute the proceeds from such recovery (after deducting the costs incurred in connection  therewith and subject to the provisions set forth above under  "-Certain  Payments to the  Depositor")
to the  Certificateholders  in the manner described herein.  See "Description of the Class A
Certificates-Recovery   on  Underlying  Capital  Securities  Following  Payment  Default  or
Acceleration" herein.

Trust Not Permitted to Enter into Other Transactions

      The activities of the Trust will be limited to the purchase of the Underlying  Capital
Securities and the issuance of the Class A  Certificates,  the Class B Certificates  and the
Call Warrants.

Voting Rights

      The Class A Certificateholders  will have 100% of the total voting rights as specified in the Trust  Agreement (the "Voting  Rights").  All Voting Rights with respect to the Class
A Certificates will be allocated in proportion to the respective  principal  balances of the then-outstanding  Class A Certificates held by such Class A  Certificateholders  on any date of determination.

Voting of Underlying Capital Securities

      The Trustee,  as holder of the Underlying  Capital  Securities,  has the right to vote and give consents and waivers in respect of such Underlying  Capital Securities as permitted by the  depositary  with  respect  thereto  and  except as  otherwise  limited  by the Trust
Agreement.  In the event that the Trustee receives a request from the Underlying  Issuer for its consent to any amendment,  modification or waiver of the Underlying  Capital  Securities or any document  relating  thereto,  or receives any other  solicitation for any action with respect  to the  Underlying  Capital  Securities,  the  Trustee  will  mail a notice of such proposed amendment,  modification,  waiver or solicitation to each Class A Certificateholder of  record  as of such  date.  The  Trustee  will  request  instructions  from  the  Class A
Certificateholders  as to whether or not to  consent  to or vote to accept  such  amendment, modification,  waiver or  solicitation.  The Trustee will  consent or vote,  or refrain from consenting or voting,  in the same proportion (based on the relative  principal  balances of the Class A  Certificates)  as the Class A Certificates  of the Trust were actually voted or not voted by the Class A  Certificateholders  thereof as of a date determined by the Trustee prior to the date on which  such  consent  or vote is  required;  provided,  however,  that, notwithstanding  anything to the contrary stated herein, the Trustee will at no time vote in favor of or consent to any matter (i) which  would alter the timing or amount of any payment on  the  Underlying  Capital  Securities,  including,  without  limitation,  any  demand  to accelerate the Underlying  Capital  Securities or (ii) which would result in the exchange or substitution of any Underlying  Capital  Security  whether or not pursuant to a plan for the refunding or refinancing of such Underlying  Capital Security,  except in each case with the unanimous consent of the Class A Certificateholders,  the Class B Certificateholders and the
Warrantholders  and subject to the requirement that such vote or consent would not, based on an opinion of counsel,  materially increase the risk that the Trust would fail to qualify as a grantor  trust for federal  income tax  purposes.  The Trustee will have no liability  for any failure to act resulting from Class A Certificateholders'  late return of, or failure to return, directions requested by the Trustee from the Class A Certificateholders.

Termination of the Trust

      The Trust will  terminate  upon the  earlier of (i) the payment in full at maturity or upon early  redemption of the Class A Certificates  and the Class B  Certificates,  (ii) the
distribution of the proceeds received upon a recovery on the Underlying  Capital  Securities
(after  deducting the costs incurred in connection  therewith) after a Payment Default or an
Acceleration  thereof (or other default with respect to the Underlying Capital  Securities),
(iii) the liquidation or distribution  in-kind of the Underlying  Capital  Securities in the event of an SEC  Reporting  Failure by  Goldman or (iv) the sale by the Trust in  accordance with the Call Warrants of all the  Underlying  Capital  Securities and the  distribution  in
full  of  all   amounts   due  to  the   Class  A   Certificateholders   and  the   Class  B
Certificateholders.  Under the  terms of the  Trust  Agreement  and the Call  Warrants,  the
Class A Certificateholders  will not be entitled to terminate the Trust or cause the sale or other  disposition  of the  Underlying  Capital  Securities  if and for so long as the  Call
Warrants remain outstanding, without the unanimous consent of the Warrantholders.

                         CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The   following   supplements   the   discussion  in  "Certain   Federal   Income  Tax
Considerations" in the accompanying Prospectus and should be read in conjunction therewith.

      Upon the issuance of the Class A  Certificates,  Orrick,  Herrington  & Sutcliffe  LLP
will deliver its opinion that the Trust  (although the matter is not free from doubt),  will be a  grantor  trust for  federal  income  tax  purposes,  but in any  event  will not be an association  taxable as (or a publicly  traded  partnership  treated as) a corporation.  The following  discussion  assumes  that  the  Trust  will be so  treated  as a  grantor  trust.
Accordingly,  each  Class A  Certificateholder  will be treated as the owner of its pro rata share of the Underlying  Capital  Securities  (less the interest  represented by the Class B
Certificates)  and as the writer of its pro rata share of the Call Warrants.  The Underlying
Capital Securities (less the interest  represented by the Class B Certificates) are referred to as the "Stripped Underlying Capital Securities."

      Because the Class A Certificateholders  will be deemed to receive their pro rata share of the revenue from the sale of the Call  Warrants,  such amount deemed  received (the "Call
Warrant Premium"), which will equal $0.75 per $25 Class A Certificate,  will correspondingly increase their basis in the assets of the Trust.  This Call Warrant  Premium will constitute option  premium that will not be includable in income when  received.  Rather,  such premium will be added to the amount received upon sale or exchange of the Class A  Certificates,  or will constitute short term capital gain upon lapse of the Call Warrants.

      The Trust will not  identify  the  Stripped  Underlying  Capital  Securities  and Call
Warrants as part of an integrated  transaction.  Prospective  investors should consult their own tax  advisors,  however,  regarding  whether  such  treatment is available to them on an individual basis and, if so, if it would be beneficial to them.

      The Underlying Capital Securities  Prospectus indicates that Goldman believes that the likelihood of exercising its option to defer interest  payments is remote,  and, thus,  that for  information  reporting  purposes,  absent an actual  deferral of  interest  payments by
Goldman,  interest  payments  will be  reported  on the  Underlying  Capital  Securities  as interest  (and not  original  issue  discount).  However,  as  indicated  in the  Underlying
Capital  Securities  Prospectus,  the IRS has not addressed  this  interpretation  and it is possible  that the IRS may  take a  contrary  position.  In that  event,  Certificateholders would have to accrue interest  income on a constant yield basis,  regardless of their normal
method  of  accounting.   Nevertheless,   absent  any  deferral  of  interest  (or  contrary
interpretation  by the IRS)  interest will be reported to you in the same manner as reported to holders  of the  Underlying  Capital  Securities,  which  currently  is on Form 1099,  as interest and not original issue discount,  and will be included in your income as it is paid
(or, if you are an accrual  method  taxpayer,  as it is  accrued)  as  interest  (and not as
original  issue  discount).   See  "Certain  Federal  Income  Tax   Considerations"  in  the
accompanying Prospectus and "United States  Taxation--Taxation of Capital Securities" in the
Underlying Capital Securities Prospectus.

      Should  Goldman  exercise  its  right to defer  payments  of  interest  on the  Junior
Debentures,  each holder of the Underlying Capital  Securities,  and thus each holder of the
Certificates,  will be required to accrue income (as original issue  discount) in respect of the deferred  interest  allocable to its  Certificates  for United States federal income tax purposes,  which will be allocated but not distributed to it. As a result,  each such holder of a Certificate  will  recognize  income for United States  federal  income tax purposes in advance of the  receipt of cash and will not  receive  the cash  related to such income from the Underlying  Issuer if the holder disposes of its  Certificates  prior to the record date for the payment of distributions thereafter.

      Although the Class A  Certificates  are expected to trade  "flat," that is,  without a specific  allocation to accrued  interest,  for federal income tax purposes a portion of the amount  realized  on sale will be  treated  as  accrued  interest  and thus will be taxed as ordinary income to the seller (and will not be subject to tax in the hands of the buyer).

      In the event a Class A  Certificateholder  allocates  a basis in its pro rata share of the Stripped  Underlying  Capital  Securities  that is greater than the principal  amount of such Stripped  Underlying  Capital  Securities (which will occur with respect to the initial
Class A  Certificateholders),  such Class A  Certificateholder  should  consult  its own tax advisors with respect to whether or not it should elect to amortize  such  premium,  if any, with  respect to such  Stripped  Underlying  Capital  Securities  under  section  171 of the
Internal Revenue Code of 1986.

      Your  position in the Stripped  Underlying  Capital  Securities  and the Call Warrants
likely will  constitute a straddle for federal  income tax purposes.  Thus, any gain or loss realized upon sale,  redemption,  or other  disposition of the Class A Certificates  will be short term  capital  gain or loss,  even if you have held the Class A  Certificate  for more than one year.  In  addition,  a portion of any  interest  expense  incurred  to acquire (or carry)  the Class A  Certificates  may be  deferred  and added to your  basis in the Class A
Certificates.

      If a subsequent holder purchases its Class A Certificate at a discount,  such holder's pro rata share of the Stripped  Underlying  Capital  Securities  will likely  constitute  an original  issue discount (and not a market  discount)  obligation.  Accordingly,  subsequent purchasers  should  consult with their own tax advisors with respect to whether they have to accrue  original  issue  discount  on their pro rata  interest  in the  Stripped  Underlying
Capital Securities.

      In the event that the Trust is  characterized  by  appropriate  tax  authorities  as a partnership  for  federal  income  tax  purposes,  each  Class A  Certificateholder,  by its acceptance of its Class A Certificate,  agrees to report its  respective  share of the items of income,  deductions,  and credits of the Trust on its  respective  returns  (making  such elections  as to  individual  items  as may be  appropriate)  in  accordance  with  Treasury
Regulations  Section  1.761-2(b)  (i.e.,  in a manner  consistent  with the exclusion of the
Trust from partnership tax accounting).

      For additional  information,  including a discussion of the effects of the Trust being classified  as a  partnership,  see  "Certain  Federal  Income  Tax  Considerations"  in the
accompanying Prospectus.
                                CERTAIN ERISA CONSIDERATIONS

      The  Employee  Retirement  Income  Security  Act of 1974,  as amended  ("ERISA"),  and
Section 4975 of the Internal  Revenue Code of 1986 (the "Code") impose certain  requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA),  (b) a plan described in Section  4975(e)(1) of the Code,  including an individual  retirement  account ("IRA") or
Keogh plan or (c) any entity  whose  underlying  assets  include  plan assets by reason of a plan's investment in the entity (each, a "Plan").

      ERISA and Section 4975 of the Code prohibit certain transactions  involving the assets of a Plan and  persons  who have  specified  relationships  to the Plan,  i.e.,  "parties in interest"  within the meaning of ERISA or  "disqualified  persons" within the meaning of the
Code  (collectively,   "Parties  in  Interest").  Thus,  a  Plan  fiduciary  considering  an investment  in  Class A  Certificates  should  consider  whether  such an  investment  might constitute  or give rise to a  prohibited  transaction  under  ERISA or Section  4975 of the
Code. The Underlying  Issuer,  Goldman,  the  Underwriter,  the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

      If an  investment  in Class A  Certificates  by a Plan were to result in the assets of the Trust being deemed to  constitute  "plan assets" of such Plan,  certain  aspects of such investment,  including  the  operations  of the Trust  and the  deemed  extension  of credit between the  Underlying  Issuer and the holder of a Class A Certificate  (as a result of the
Underlying  Capital  Securities  being deemed to be "plan  assets"),  as well as  subsequent transactions  involving  the Trust or its assets,  might  constitute or result in prohibited transactions  under  Section  406 of ERISA and  Section  4975 of the Code  unless  exemptive relief were available under an applicable  exemption issued by the United States  Department of Labor (the  "DOL").  Neither  ERISA nor the Code  defines the term "plan  assets."  Under
Section  2510.3-101 of the DOL regulations (the  "Regulation"),  a Plan's assets may include the assets of an entity if the Plan acquires an "equity  interest" in such entity.  Thus, if a Plan  acquires a Class A  Certificate,  for certain  purposes  (including  the  prohibited transaction  provisions  of Section  406 of ERISA and  Section  4975 of the Code),  the Plan
would be  considered  to own an undivided  interest in the  underlying  assets of the Trust, unless an exception applies under the Regulation.

      The  Underwriter  expects that the Class A Certificates  will satisfy the criteria for treatment as publicly-offered  securities under the Regulation. A publicly-offered  security is a security that is (i) freely  transferable,  (ii) part of a class of securities  that is owned  by 100  or  more  investors  independent  of the  issuer  and of one  another  at the conclusion  of the initial  offering,  and (iii) either is (A) part of a class of securities registered  under  Section  12(b) or 12(g) of the  Exchange  Act, or (B) sold to the Plan as part of an offering  of  securities  to the public  pursuant  to an  effective  registration statement  under the  Securities Act and the class of securities of which such security is a part is  registered  under the  Exchange  Act  within 120 days (or such later time as may be allowed by the  Commission)  after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

      The Underwriter will verify that there will be at least 100 separate  purchasers (whom the  Underwriter  has no reason to  believe  are not  independent  of the  Company or of one another) at the  conclusion  of the initial  offering.  There is no  assurance  that the 100 independent  investor  requirement of the  "publicly-offered  security"  exception  will, in fact, be satisfied.

      Nothing herein shall be construed as a representation  that an investment in the Class
A  Certificates  would meet any or all of the relevant  legal  requirements  with respect to investments by, or is appropriate  for, Plans generally or any particular  Plan. Any Plan or any other  entity the assets of which are deemed to be "plan  assets,"  such as an insurance company  investing assets of its general account,  proposing to acquire Class A Certificates should consult with its counsel.

                                        UNDERWRITING

      Subject  to the terms and  conditions  set forth in the  Underwriting  Agreement  (the
"Underwriting  Agreement")  between the Underwriter  and the Company,  the Company will sell the Class A Certificates  to the  Underwriter,  and the  Underwriter  has agreed to purchase from the  Company  all of the  Class A  Certificates.  In the  Underwriting  Agreement,  the
Underwriter has agreed,  subject to the terms and conditions set forth therein,  to purchase all of the Class A Certificates if any Class A Certificates are purchased.

      The Company has been advised by the  Underwriter  that it proposes  initially to offer the Class A Certificates  to the public at the public  offering price set forth on the cover page of this Prospectus  Supplement,  and to certain dealers at such price less a concession not in excess of $0.50 per Class A Certificate.  The  Underwriter may allow and such dealers may reallow a concession  not in excess of $0.45.  After the initial  public  offering,  the public offering price and the concessions may be changed.

      The Class A Certificates  are a new issue of securities  with no  established  trading market.  The Class A  Certificates  are  expected to be  approved  for  listing,  subject to official  notice of  issuance,  on the NYSE.  In order to meet one of the  requirements  for listing the Class A  Certificates  on the NYSE, the  Underwriter  has undertaken to sell the
Class  A  Certificates  to a  minimum  of 400  beneficial  owners.  Trading  of the  Class A
Certificates  on the NYSE is expected to commence within the 30-day period after the initial delivery  thereof.  The Underwriter has told the Company that it presently intends to make a market in the  Class A  Certificates  prior to  commencement  of  trading  on the  NYSE,  as permitted by applicable laws and  regulations.  The  Underwriter is not obligated,  however, to make a market in the Class A  Certificates.  Any market making by the  Underwriter may be discontinued  at any time at the sole  discretion  of the  Underwriter.  No assurance can be given as to whether a trading market for the Class A Certificates  will develop or as to the liquidity of any trading market.

      The Class A Certificates  are expected to trade flat.  This means that any accrued and unpaid  interest on the Class A  Certificates  will be reflected in the trading  price,  and purchasers  will not pay and sellers will not receive any accrued and unpaid interest on the
Class A Certificates not included in the trading price.

      Until  the  distribution  of the  Class A  Certificates  is  completed,  rules  of the
Commission  may limit the ability of the  Underwriter  to bid for and  purchase  the Class A
Certificates.  As an  exception to these rules,  the  Underwriter  is permitted to engage in certain  transactions  that  stabilize  the  price  of the  Class A  Certificates.  Possible transactions consist of bids or purchases for the purpose of pegging,  fixing or maintaining the price of the Class A Certificates.

      If the Underwriter  creates a short position in the Class A Certificates in connection with this offering,  that is, if they sell a greater  aggregate  principal amount of Class A
Certificates  than  is set  forth  on the  cover  page of this  Prospectus  Supplement,  the
Underwriter  may reduce that short position by purchasing  Class A Certificates  in the open market.  The  Underwriter  may also impose a penalty bid on certain  selling group  members.
This means that if an  Underwriter  purchases  Class A  Certificates  in the open  market to reduce its short  position or to  stabilize  the price of the Class A  Certificates,  it may reclaim the amount of the selling  concession  from the selling group members who sold those
Class A Certificates as part of the offering.

      In general,  purchase of a security for the purposes of  stabilization  or to reduce a short  position  could cause the price of the  security to be higher than it might be in the absence of such  purchases.  The  imposition  of a penalty  bid might also have an effect on the price of a Class A Certificate  to the extent that it were to discourage  resales of the
Class A Certificates.

      Neither the Company nor the Underwriter  makes any  representation or prediction as to the direction or magnitude of any effect that the transaction  described above might have on the  price  of  the  Class  A  Certificates.  In  addition,  neither  the  Company  nor  the
Underwriter   makes  any   representation   that  the   Underwriter   will  engage  in  such
transactions.  Such transactions, once commenced, may be discontinued without notice.

      The  Underwriting  Agreement  provides that the Company will indemnify the Underwriter against certain civil liabilities,  including  liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

      Citigroup  Global Markets Inc. is an affiliate of the Company,  and the  participation by Citigroup  Global Markets Inc. in the offering of the Class A Certificates  complies with
Conduct  Rule  2720 of the  National  Association  of  Securities  Dealers,  Inc.  regarding underwriting securities of an affiliate.

                                          RATINGS

      It is a condition  to the  establishment  of the Trust and the issuance of the Class A
Certificates  that the Class A Certificates be rated  identically to the Underlying  Capital
Securities by both Moody's and S&P. As of the date of this  Prospectus  Supplement,  Moody's and S&P have  rated the  Underlying  Capital  Securities  "A1  (outlook  stable)"  and "A-", respectively.

      The  ratings  address  the  likelihood  of the  receipt  by  holders  of the  Class  A
Certificates of payments required under the Trust Agreement,  and are based primarily on the credit  quality of the  Underlying  Capital  Securities.  The rating  does not  address  the likelihood of Goldman failing to report under the Exchange Act.

      A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by S&P and  Moody's.  Each  security  rating should be evaluated independently of any other security rating.

      The  Company  has not  requested  a rating on the Class A  Certificates  by any rating agency  other than S&P and  Moody's.  However,  there can be no  assurance as to whether any other rating agency will rate the Class A  Certificates,  or, if it does,  what rating would be  assigned  by any such  other  rating  agency.  A rating on the Class A  Certificates  by another  rating  agency,  if assigned at all, may be lower than the ratings  assigned to the
Class A Certificates by S&P and Moody's.

                                       LEGAL OPINIONS

      Certain legal  matters  relating to the Class A  Certificates  will be passed upon for the Company and for the  Underwriter  by Orrick,  Herrington & Sutcliffe  LLP, New York, New
York.

                                       INDEX OF TERMS

Acceleration....................S-21
Business Day....................S-16
Call Warrant Premium............S-25
Call Warrants...................S-13
Certificates....................S-13
Class A Certificateholders......S-13
Class A Certificates............S-13
Class A Proportion..............S-22
Class B Certificateholders......S-13
Class B Certificates............S-13
Class B Maturity Date...........S-13
Class B Proportion..............S-22
Closing Date....................S-13
Code............................S-27
Commission......................S-14
Company.........................S-13
Depositor.......................S-13
DOL.............................S-27
DTC.............................S-20
ERISA...........................S-27
Exchange Act....................S-13
Extension Period................S-16
Goldman....................S-3, S-13
Investment Company Event........S-19
IRA.............................S-27
Junior Debentures..........S-3, S-13
Maturity Date...................S-14
Moody's..........................S-8
NYSE............................S-22
Optional Redemption..S-5, S-11, S-18
Parties in Interest.............S-27
Payment Default.................S-21
Plan............................S-27
Regulation......................S-27
S&P..............................S-8
SEC Reporting Failure...........S-21
Securities Act..................S-14
Special Event Redemption
   ....................., S-11, S-18
Specified Currency..............S-16
Stripped Underlying
Capital Securities..............S-25
Tax Event.......................S-18
Term Assets.....................S-13
Term Assets Issuer..............S-13
Trust...........................S-13
Trust Agreement.................S-13
Trust Indenture Act.............S-13
Underlying Capital Securities
  .........................S-3, S-13
Underlying Capital Securities
  Prospectus....................S-14
Underlying Capital Securities
Registration Statement..........S-14
Underlying Issuer..........S-3, S-13
Underwriter.....................S-15
Underwriting Agreement..........S-28
Voting Rights...................S-24
Warrant Class B Purchase Price..S-17
Warrant Exercise Date...........S-17
Warrantholders..................S-13

                                       A-1

                                                                                  APPENDIX A

                      DESCRIPTION OF THE UNDERLYING CAPITAL SECURITIES

      The "Summary of Terms of the  Underlying  Capital  Securities"  and the "Excerpts From
the  Underlying  Capital  Securities  Prospectus"  below are qualified in their  entirety by reference  to the  Underlying  Capital  Securities  Prospectus  and the  Underlying  Capital
Securities  Registration  Statement referred to below.  Prospective investors in the Class A
Certificates  are  urged to  obtain a copy of and read  the  Underlying  Capital  Securities
Prospectus  and the  Underlying  Capital  Securities  Registration  Statement.  Neither  the
Depositor nor any of its affiliates nor the Underwriter makes any  representation  about the completeness or accuracy of information in the Underlying Capital  Securities  Prospectus or
the Underlying Capital Securities Registration Statement.

1.  Summary of Terms of the Underlying Capital Securities

Term Assets Issuer:             Goldman Sachs Capital I

Term Assets:                    6.345% Capital Securities due February 15, 2034

Original    Principal    Amount $2,750,000,000
Issued:
CUSIP No.:                      38143VAA7

Stated Interest Rate:           6.345% per annum

Interest Payment Dates:         February 15 and August 15

Maturity Date:                  February 15, 2034

Redemption:                     Goldman  has the  right  to  redeem  the  Junior
                                Debentures  in whole at any time or in part from
                                time  to   time   (provided   that  no   partial
                                redemption   may  occur   during  an   Extension
                                Period) (an "Optional Redemption"),  or in whole
                                at any time within 90 days after the  occurrence
                                of a  Tax  Event  or  Investment  Company  Event
                                (each such term as defined  herein) (a  "Special
                                Event  Redemption"),  in each  case,  at a price
                                equal  to  the   greater  of  (i)  100%  of  the
                                principal amount of the Junior  Debentures to be
                                redeemed or (ii) the sum of the  present  values
                                of   the   remaining   scheduled   payments   of
                                principal  and  interest  thereon  that would be
                                due from  the  redemption  date to the  maturity
                                date,  discounted  to the  redemption  date on a
                                semiannual  basis  at a  certain  treasury  rate
                                plus  (a) 20  basis  points,  in the  case of an
                                Optional  Redemption or (b) 50 basis points,  in
                                the case of a Special Event Redemption,  plus in
                                each case,  accrued  and unpaid  interest on the
                                principal amount of the Junior  Debentures being
                                redeemed  to the  date of  redemption.  Upon any
                                redemption of the Junior Debentures  (whether as
                                a result of an Optional  Redemption or a Special
                                Event   Redemption),   a  like   amount  of  the
                                Underlying    Capital    Securities    will   be
                                mandatorily redeemed.

Minimum Denomination:           $1,000

Currency of Denomination:       U.S. dollars

Form:                           Book-Entry

Term Assets Prospectus:         Prospectus  supplement  dated  February 12, 2004
                                related to a prospectus dated February 6, 2004

Term    Assets     Registration 333-112367
Statement:
Principal    Amount   of   Term $90,000,000
Assets  Deposited  Under  Trust
Agreement:

2.  Excerpts From the Underlying Capital Securities Prospectus

      Set  forth  below  are  certain  sections  or  excerpts  of  certain  sections  of the
Underlying  Capital  Securities  Prospectus,  which may be  summarized in part and which set forth the material  terms of the  Underlying  Capital  Securities.  The terms "Goldman Sachs
Capital I",  "Issuer  Trust",  "our,"  "us" or "we" means the  Underlying  Issuer,  the term
"capital  securities"  includes the Underlying  Capital  Securities and the term "you" means the holders of the Underlying Capital  Securities.  All references to section numbers hereof relate to the section  numbers of the  indenture  (as defined  herein).  You should refer to the  Underlying  Capital  Securities  Prospectus for  definitions  of capitalized  terms not defined in this section.

      The Trust  Agreement.  The capital  securities  will be issued pursuant to the amended and restated  trust  agreement  among  Goldman  Sachs Capital I and The Bank of New York, as trustee.

      Ranking.  The capital  securities will rank (i) equally,  and payments on them will be made pro rata, with the trust common  securities of the Issuer Trust,  (ii) junior to all of
Goldman's  senior  indebtedness  (and most of Goldman  senior  subordinated  debt) and (iii)
senior to Goldman  common stock.  However,  the capital  securities  will rank senior to the trust common  securities  as to payment if and so long as Goldman  fails to make a principal or interest payment on the Junior Debentures when due. Neither the capital  securities,  the
Junior  Debentures  nor the  guarantee  will  contain  any terms that will  limit  Goldman's ability to incur additional  indebtedness,  including indebtedness that would rank senior in priority of payment to the Junior Debentures and the guarantee.

      Deferral of Distributions.  See "Description of the Class A  Certificates-Deferral  of
Interest" in the attached Prospectus Supplement.

      Redemption.  See  "Description of the Class A  Certificates-Redemption  of the Class A
Certificates  Upon  Redemption  of  the  Underlying  Capital  Securities"  in  the  attached
Prospectus Supplement.

      Modification of Trust Agreement.

      Modifications  not requiring  consent of holders.  Goldman may (but, for the avoidance of any doubt,  Goldman is not required to) amend the amended and  restated  trust  agreement from time to time, without the consent of the holders of the capital securities:

   o to cure  any  ambiguity,  correct  or  supplement  any  provisions  in the amended and restated  trust  agreement that may be  inconsistent  with any other  provision,  or to make any other provisions with respect to matters or  questions  arising  under the amended and  restated  trust  agreement, which will not be  inconsistent  with the other  provisions of the amended and restated trust agreement; or

   o to modify,  eliminate or add to any provisions of the amended and restated
     trust agreement as necessary to ensure that the Issuer Trust;

      o will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any capital securities are outstanding, or

      o will not be required to register as an "investment company" under the Investment
      Company Act of 1940;

      provided that:

      o no such amendment will adversely affect in any material respect the rights of the holders of the capital securities; and

      o any such amendment will become effective when notice of the amendment is given to the holders of the capital securities.

      Modifications  requiring consent of holders.  The amended and restated trust agreement may be amended  by Goldman  with the  consent  of holders  representing  at least a majority
(based upon liquidation  amounts) of the outstanding capital securities;  and receipt by the
Issuer  Trust  trustees  of an opinion of counsel to the effect  that the  amendment  or the exercise of any power granted to the Issuer Trust trustees in accordance  with the amendment will not cause the Issuer Trust to be taxable as a corporation  or affect the Issuer Trust's status as a grantor  trust for U.S.  federal  income  tax  purposes  or the  Issuer  Trust's exemption from status as an "investment  company" under the Investment  Company Act of 1940;
provided that,  without the consent of the holder of each capital security,  the amended and restated trust agreement may not be amended to:

   o reduce  the  amount  or change  the  timing  of any  distribution  on such
     capital  security  or  otherwise   adversely  affect  the  amount  of  any
     distribution  required to be made in respect of such capital security when due and payable; or

   o restrict  the right of such holder to institute  suit for the  enforcement of any such  payment on such  capital  security  on or after the date when due and payable.

      Guarantee.  The  guarantee  agreement  executed  by  Goldman  for the  benefit  of the holders of the capital  securities is unsecured and subordinated with respect to the capital securities and will not guarantee  payment of distributions or amounts payable on redemption or  liquidation  of such  capital  securities  when the  Issuer  Trust  does not have  funds available to make such payments.

      Events of Default.  A "trust event of default" is defined as any one of the  following events:

   o any debenture  event of default with respect to the Junior  Debentures has occurred and is continuing;

   o default  for  30  days  by  the  Issuer   Trust  in  the  payment  of  any
     distribution  on any  capital  security  or common  trust  security of the
     Issuer Trust;

   o default by the Issuer Trust in the payment of the redemption  price of any capital security or common trust security of the Issuer Trust;

   o failure by the Issuer  Trust  trustees  to perform  any other  covenant or warranty in the amended and  restated  trust  agreement  for 60 days after the  holders  of at  least  25% in  aggregate  liquidation  amount  of the outstanding  capital  securities  give  written  notice of the  default to
     Goldman and the Issuer Trust trustees; or

   o bankruptcy,  insolvency or  reorganization of the property trustee and the failure by Goldman to appoint a successor property trustee within 90 days.

      A "debenture event of default" is defined as any one of the following events:

   o Goldman does not pay the principal or any premium on any Junior  Debenture on the due date;

   o Goldman  does not pay  interest  on any  Junior  Debenture  within 30 days after the due date;

   o Goldman  remains in breach of any covenant  contained in the  subordinated debt indenture for the benefit of the Junior  Debentures for 60 days after
     Goldman  receives a notice of default from the  subordinated  debt trustee or the  holders  of at least 10% in  principal  amount of the  outstanding
     Junior Debentures  stating that Goldman is in breach and requiring Goldman to remedy the breach;

   o Goldman files for bankruptcy or other events of bankruptcy,  insolvency or reorganization  relating to Goldman  occur.  Those events must arise under
     U.S.  federal or state law,  unless  Goldman has merged,  consolidated  or sold its assets and the successor firm is a non-U.S. entity.

      The Issuer  Trust will not be  obligated  to pay any amount on the capital  securities unless  it has  received  payment  of the  corresponding  amount on the  Junior  Debentures.
Consequently,  any failure of the Issuer Trust to make payment on the capital  securities on a payment  date will not result in a trust event of default  unless (1) the Issuer Trust has
received  the  corresponding   payment  from  Goldman  (and,  in  the  case  of  an  overdue distribution,  a 30-day  grace  period  has  ended) or (2)  Goldman  has  failed to make the corresponding  payment when due under the  subordinated  debt indenture (and, in the case of any  overdue  interest,  a 30-day  grace  period has ended),  so that a  debenture  event of default occurs.

      Remedies  for Trust  Events of Default.  If a trust event of default has  occurred and is  continuing,  the property  trustee will be obligated to enforce the amended and restated
trust  agreement  for the  benefit of the  holders of the trust  securities,  subject to the terms and conditions of that agreement.  In the case of any trust event of default resulting from a debenture event of default,  however,  the property  trustee will be obligated to act solely on behalf of the  holders of capital  securities  and not on behalf of the holders of trust common securities,  and only the holders of the capital securities will have the right to direct the property  trustee to act on their behalf,  in each case until that trust event of default has been cured, waived or otherwise eliminated.  The property trustee is under no obligation  to exercise  any of the powers  vested in it by the amended and  restated  trust agreement  at the  request  of any  holder of  capital  securities  unless  it is  offered a reasonable  indemnity by such holder against the costs,  expenses and liabilities that might be incurred as a result.

      Remedies  for  Debenture  Events of  Default.  If a  debenture  event of  default  has occurred  and is  continuing,  and if that  debenture  event of default is  attributable  to
Goldman's  failure  to pay  the  principal  of or any  premium  or  interest  on the  Junior
Debentures  on the  applicable  due date  (and  after a 30-day  grace  period in the case of overdue  interest),  then a holder of capital  securities  may institute a legal  proceeding against  Goldman  directly  to enforce  the  payment to the extent of the  holder's  capital securities.  This means that the holder may directly sue for  enforcement of payment to such holder of the  principal  of or  premium  or  interest  on the  Junior  Debentures  having a principal  amount  equal  to  the  aggregate  liquidation  amount  of the  holder's  capital securities  on or after the  applicable  due date  specified in the Junior  Debentures  (and after a 30-day  grace  period in the case of overdue  interest).  The holder  need not first
(1) direct the property trustee to enforce the terms of the Junior  Debentures or (2) sue to enforce the property trustee's rights under the Junior Debentures.

      In connection  with a direct  action,  Goldman will be subrogated to the rights of the holder of capital  securities  under the amended and restated trust  agreement to the extent of any  payment  made by  Goldman  to that  holder in the  direct  action.  This  means that
Goldman will be entitled to payment of amounts that a holder of capital securities  receives in respect of an unpaid  distribution  that  resulted in the bringing of a direct  action to the extent that the holder  receives or has already  received  full payment  relating to the unpaid distribution from Goldman.

      Upon  the   occurrence   of  a  debenture   event  of  default   (other  than  certain
bankruptcy-related  events),  the  property  trustee,  on behalf of the Issuer  Trust as the holder of the Junior  Debentures,  will have the right under the subordinated debt indenture to declare the principal of and interest on the Junior  Debentures to be immediately due and payable.  If the  property  trustee  does not  exercise  this right,  then the holders of at least 25% in aggregate  liquidation  amount of the  outstanding  capital  securities may, by giving  notice in writing to Goldman and the  subordinated  debt  trustee,  on behalf of the holders of all  capital  securities,  exercise  this  right.  The  holders of a majority  in liquidation  amount of all  outstanding  capital  securities may also, on behalf of all such holders,  rescind  any such  declaration  by  holders of  capital  securities  and may waive certain prior  debenture  events of default.  Except for the right to bring a direct action, to declare amounts  immediately due and payable,  to rescind such a declaration and to waive certain  past  debenture  events of  default  as  described  above,  the  holders of capital securities  will have no right to  exercise  any remedy or take any other  action  under the subordinated debt indenture,  and only the property trustee or the subordinated debt trustee will be entitled to do so as provided in the subordinated debt indenture.